UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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RAYONIER ADVANCED MATERIALS INC.

Incorporated in the State of Delaware

I.R.S. Employer Identification No. 46-4559529

1301 RIVERPLACE BOULEVARD, SUITE 2300

JACKSONVILLE, FL 32207

(Principal Executive Office)

Telephone Number: (904) 357-4600

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RAYONIER
Advanced Materials™

2019

ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

2019 Annual Meeting of Stockholders and Proxy Statement

PAUL G. BOYNTON Chairman, President and Chief Executive Officer

Dear Stockholder:

We are pleased to invite you to attend our Annual Meeting of Stockholders on May 20, 2019, at the DoubleTree Hotel, 1201 Riverplace Boulevard, Jacksonville, Florida, at 4:00 p.m. local time. In the following Notice of 2019 Annual Meeting and Proxy Statement, we describe the matters upon which you will be asked to vote at the meeting.

Our team successfully managed a number of opportunities and challenges in 2018, resulting in another very solid year of financial and strategic achievements:

 Delivered a 74% improvement to Adjusted Net Income per share

 Generated $152 million of Adjusted Free Cash Flows, a 134% increase

 Successfully completed our ambitious four-year $140 million Cost Transformation initiative

 Successfully integrated the 2017 Tembec acquisition, including achieving $28 million in synergies, nearly double our first-year target

 Executed a balanced capital allocation strategy, including $45 million in debt repayment and $72 million in return of capital to stockholders via buybacks and dividends

We look forward to a successful 2019, as we expect to continue to execute on our “Four Pillars” strategy: Cost Transformation, Market Optimization, New Products and value-enhancing Investments. We are confident that our strategies will continue to create long-term value for our stockholders.

Please review the proxy/notice card for instructions on how to vote over the Internet, by telephone or by mail in order to be certain that your shares of stock are represented at the meeting, even if you plan to attend. It is important that all Rayonier Advanced Materials stockholders vote and participate in the affairs and governance of our Company.

Thank you for your continued trust, confidence and investment in Rayonier Advanced Materials.

PAUL G. BOYNTON

Chairman, President and

Chief Executive Officer

April 8, 2019

Corporate Headquarters

April 8, 2019

Notice of 2019 Annual Meeting

TO OUR STOCKHOLDERS:

Notice is hereby given that the 2019 Annual Meeting of Stockholders of Rayonier Advanced Materials Inc., a Delaware corporation, will be held at the DoubleTree Hotel, 1201 Riverplace Boulevard, Jacksonville, Florida on Monday, May 20, 2019 at 4:00 p.m. local time, for purposes of:

1)	electing three Class II directors to terms expiring in 2022;

2)	approving an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the board of directors;

3)	approving an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions;

4)	approving, in a non-binding vote, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;

5)	ratifying the appointment of Grant Thornton as our independent registered public accounting firm for 2019; and

6)	acting upon such other matters as may properly come before the meeting.

All stockholders holding Rayonier Advanced Materials common stock of record at the close of business on March 22, 2019 are entitled to vote at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTION. Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to determine which voting methods are available to you. We urge you to complete and submit your proxy electronically or by telephone (if those options are available to you) as a means of reducing the Company’s expenses related to the meeting.

Please be aware that, if you own shares in a brokerage account, you must instruct your broker on how to vote your shares. New York Stock Exchange rules do not allow your broker to vote your shares without your instructions on any of the proposals except the ratification of the appointment of the Company’s independent registered public accounting firm. Please exercise your right as a stockholder to vote on all proposals, including the election of directors, by instructing your broker by proxy.

We urge you to vote your stock, by any of the available methods, at your earliest convenience.

By:
Michael R. Herman Corporate Secretary

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this Proxy Statement, including statements in the Compensation Discussion and Analysis, (also referred to as “CD&A”) regarding anticipated financial, business, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended 2018.

NOTE ABOUT NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP (as defined below) financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted Net Income Per Share, Adjusted EBITDA, and Adjusted Free Cash Flows. These non-GAAP measures are reconciled to each of their respective most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measures in Appendix E.

We believe these non-GAAP measures provide useful information to our board of directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation and for budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon, in whole or part, in evaluating the financial condition, results of operations or future prospects of the Company.

General Information about this Proxy Statement and the Annual Meeting

2019 ANNUAL MEETING OF STOCKHOLDERS OF RAYONIER ADVANCED MATERIALS INC.

MONDAY, MAY 20, 2019

The 2019 Annual Meeting of Stockholders of Rayonier Advanced Materials Inc. (the Annual Meeting) will be held on May 20, 2019, for the purposes set forth in the accompanying Notice of 2019 Annual Meeting. This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any adjournment of the meeting. We may refer to Rayonier Advanced Materials Inc. in this Proxy Statement as “we”, “us”, “our”, the “Company” or “Rayonier Advanced Materials”.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

We are utilizing Securities and Exchange Commission (the SEC) rules that allow companies to furnish proxy materials to stockholders via the Internet. If you received an Important Notice Regarding the Availability of Proxy Materials (the Internet Notice) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Internet Notice tells you how to access and review the Proxy Statement, form of proxy card and our 2019 Annual Report to Stockholders (the Annual Report), which includes our 2018 Annual Report on Form 10-K, as well as instructions for how to submit your proxy over the Internet. If you received the Internet Notice and would still like to receive a printed copy of our proxy materials, simply follow the instructions for requesting printed materials included in the Internet Notice.

The Internet Notice, these proxy solicitation materials and our Annual Report were first made available on the Internet and mailed to certain stockholders on or about April 8, 2019.

The Notice of 2019 Annual Meeting, this Proxy Statement and our Annual Report are available at www.ProxyVote.com.

Annual Report

A copy of our Annual Report, which includes the 2018 Annual Report on Form 10-K, is available on the Internet at www.proxyvote.com as set forth in the Internet Notice. However, we will send a copy of our 2018 Annual Report on Form 10-K (with financial statements but without exhibits) to any stockholder without charge upon written request addressed to:

Rayonier Advanced Materials Inc.

Investor Relations

1301 Riverplace Boulevard

Suite 2300

Jacksonville, Florida 32207, USA

Delivery Of Materials to Stockholders Sharing an Address

In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Internet Notice or, if paper copies are requested, only one Proxy Statement and Annual Report, will be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. If you are a stockholder who resides in the same household with another stockholder and you wish to receive a separate Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials for each account, please contact Broadridge, toll free at 1-866-540-7095. You may also write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any stockholder making such request will promptly receive a separate copy of the proxy materials, and separate copies of all future proxy materials. Any stockholder currently sharing an address with another stockholder, but nonetheless receiving separate copies of the materials, may request delivery of a single copy in the future by contacting Broadridge Householding Department by telephone or mail as indicated above.

Proxy Statement Summary

This summary highlights selected information that is provided in more detail throughout this Proxy Statement. This summary does not contain all of the information you should consider before voting, and you should read the entire Proxy Statement before casting your vote.

2019 ANNUAL MEETING INFORMATION

Date & Time

May 20, 2019

4:00 p.m. local time

Location

DoubleTree Hotel

1201 Riverplace Boulevard

Jacksonville, Florida

Record Date

Record holders of our Common Stock as of March 22, 2019 are entitled to notice of, and to vote at, the Annual Meeting

Voting

Stockholders holding our Common Stock as of the close of business on the record date, which is the close of business on March 22, 2019 (“Record Date”), are entitled to vote. Each share of Common Stock is entitled to one vote for each matter to be voted upon.

Admission

To attend the Annual Meeting, you will need to bring (1) proof of ownership of Common Stock as of the record date and (2) a valid government-issued photo identification. If you do not have proof of ownership together with a valid picture identification, you will not be admitted to the meeting.

Admission to the Annual Meeting is limited to stockholders holding our Common Stock as of the record date and one immediate family member; one individual properly designated as a stockholder’s authorized proxy holder; or one qualified representative authorized to present a stockholder proposal properly before the meeting.

No cameras, recording equipment, large bags, briefcases, or packages will be permitted in the Annual Meeting. The Company may implement additional security procedures to ensure the safety of the meeting attendees.

Questions and Answers about the Annual Meeting can be found in Appendix F.

2018 HIGHLIGHTS

74% increase to Adjusted Net Income per Share	$152 million of Adjusted Free Cash Flows, a 134% increase	$28 million in synergies from our Tembec acquisition, nearly double our 2018 target	$72 million returned to stockholders through dividends and buybacks

PROPOSALS

MATTER		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Proposal 1	Election of three Class II directors to terms expiring in 2022	FOR each nominee	12
Proposal 2	Approving an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors	FOR	23
Proposal 3	Approving an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions	FOR	24
Proposal 4	Approving, in a non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement	FOR	26
Proposal 5	Ratification of the appointment of Grant Thornton as our independent registered public accounting firm for 2019	FOR	63

2019 RYAM PROXY STATEMENT	1

Commitment to Best Practices in Corporate Governance

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board of Directors (the Board) has implemented an effective corporate governance structure that allows our Board and management to focus primarily on the creation of long-term value for our stockholders while also considering the interests of our employees and the communities in which we do business. Supporting that philosophy, we have adopted many leading corporate governance practices, including:

STOCKHOLDER RIGHTS
Management Proposal to Declassify the Board of Directors	Management has submitted a proposal to be voted on by stockholders at the 2019 Annual Meeting to declassify the Company’s Board of Directors.
Management Proposal to Eliminate Supermajority Voting Provisions	Management has submitted a proposal to be voted on by stockholders at the 2019 Annual Meeting to eliminate supermajority voting provisions from the Company’s Amended and Restated Certificate of Incorporation in favor of a majority voting standard.
Single Voting Class	All holders of Rayonier Advanced Materials Common Stock have the same voting rights - one vote per share of stock.
Majority Voting Standard for Director Elections	Our Amended and Restated Bylaws mandate that directors be elected under a majority voting standard in uncontested elections. Each director must receive more votes “For” his or her election than votes “Against” in order to be elected.
Director Resignation	Any incumbent nominee for director who does not receive the affirmative vote of a majority of the votes cast in any uncontested election must promptly offer to resign. The Nominating and Corporate Governance Committee (Nominating Committee) will make a recommendation on the offer and the Board must accept or reject the offer and publicly disclose its decision and rationale.
No Poison Pill	We do not have a stockholder rights plan, also known as a “poison pill,” in place.

2

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

BOARD COMPOSITION AND ACCOUNTABILITY
Independence	Our Corporate Governance Principles (CGPs) require that not less than 75% of our directors must be independent. During 2018, 90% (9 of 10) of our directors were independent, and each of our Board committees consisted entirely of independent directors. See Director Independence section.
Diversity	The composition of our Board represents a diverse and broad mix of skills, experience, knowledge and perspectives relevant to our business. We have two female directors on our Board. A summary of relevant director experience and qualifications can be found in the Director Qualifications section.
Independent Lead Director	Our CGPs require an Independent Lead Director with specific responsibilities to ensure independent oversight of management whenever our CEO is also the Chair of the Board. See Independent Lead Director section.
Annual Management Succession Planning Review	Our Board conducts an annual review of management development and succession planning for the CEO and Company senior leadership. See Management Succession Planning section.
Director Tenure	Our CGPs provide that no director may be nominated for election following the director’s 74th birthday. In addition, a director is required to submit an offer of resignation for consideration by the Board upon any significant change in the director’s principal employment or personal circumstance that could adversely impact his or her reputation or the reputation of the Company. See Director Qualifications section.
Director Overboarding Limits	Our CGPs contain provisions to ensure that each of our directors is able to dedicate the meaningful amount of time and attention necessary to be a highly effective member of the Board. A director who is not serving as CEO of a public company may serve on no more than three public company boards (in addition to our Board) and a director serving as the CEO of a public company (including our CEO) may serve on no more than one other public company board (in addition to our Board). No director serving on the Company’s Audit Committee may also serve on the Audit Committee of more than two other public companies.
Mandatory Stock Ownership	Each of our directors is required to own Company stock totaling not less than the number of shares constituting the cash portion of his or her annual retainer for the previous five years. See Mandatory Stock Ownership section.
Limit on Equity Awards	Our Incentive Stock Plan limits annual director equity awards. See Limit on Annual Equity Awards section.

2019 RYAM PROXY STATEMENT	3

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES

Our Board of Directors has adopted a set of Corporate Governance Principles (CGPs), which includes guidelines for determining director independence and consideration of potential director nominees. Our CGPs are found on the Company’s website at www.rayonieram.com. The Board, through its Nominating Committee, regularly reviews developments in corporate governance and best practices and modifies the CGPs, committee charters and key practices as necessary or desirable.

DIRECTOR INDEPENDENCE

The Company’s Common Stock is listed on the New York Stock Exchange (NYSE). In accordance with NYSE listing standards, the Board makes affirmative determinations annually as to the independence of each director and nominee for election as a director. To assist in making such determinations, the Board has adopted a set of Director Independence Standards which conform to or, in some cases, are more exacting than, the independence requirements set forth in the NYSE listing standards. Our Director Independence Standards are appended to the Company’s CGPs and are available at www.rayonieram.com. Based on our Director Independence Standards, the Board has affirmatively determined in its business judgment that all persons who have served as directors of our Company at any time since January 1, 2018, other than Mr. Boynton, are independent (i.e., 9 of 10 directors in 2018).

INDEPENDENT LEAD DIRECTOR

Our Independent Lead Director is nominated and elected to a two-year term by the other independent Board members. In 2018, the independent non-management Board members re-elected C. David Brown, II to a two-year term.

The Independent Lead Director has comprehensive, clearly delineated duties including:

presiding at all meetings of the Board at which the Chairman/CEO is not present, including executive sessions and separate meetings of the independent directors serving as liaison between the Chairman/CEO and the independent directors approving meeting agendas for the Board

approving information sent to the Board

approving meeting schedules to assure there is sufficient time for discussion of all agenda items having the authority to call meetings of the independent directors if requested by major stockholders, ensuring he or she is available for consultation and direct communication

Paul Boynton has served as Chairman of the Board and CEO of the Company since June 2014. We believe that the appropriate leadership structure for our Company is to have a combined Chairman and CEO, and also an Independent Lead Director. The combined Chairman and CEO role provides unambiguous reporting lines for management and allows the Company to communicate to customers, suppliers, stockholders, employees and other stakeholders with a single, consistent and knowledgeable voice.

INDEPENDENT NON-MANAGEMENT DIRECTOR MEETINGS

Our independent non-management directors met separately (without the Chairman and CEO or any members of management) during six regularly scheduled meetings in 2018; these meetings were chaired by our Independent Lead Director. Independent non-management directors on our Board committees also have the opportunity to meet without management present at Board committee meetings.

4

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

BOARD DIVERSITY

Our Nominating Committee evaluates the specific personal and professional attributes of each director candidate versus those of the existing Board members to ensure diversity of competencies, experience, personal history and background, thought, skills and expertise across the full Board. While our Nominating Committee has not adopted a formal diversity policy in connection with the evaluation of director candidates or the selection of nominees, consideration is also given to diversity in terms of gender, ethnic background, age and other similar attributes that could contribute to Board perspective and effectiveness. The Nominating Committee also assesses diversity through its annual assessment of Board structure and composition and review of the annual Board and committee performance evaluations. The Nominating Committee and the Board believe that considering diversity is consistent with the goal of creating a Board that best serves the needs of the Company and the interests of its stockholders, and it is one of the many factors that they consider when identifying individuals for Board membership. In addition, we believe that diversity with respect to tenure is important to provide both fresh perspectives and deep experience and knowledge of the Company. Therefore, we aim to maintain an appropriate balance of tenure across our directors. In furtherance of the Board’s active role in Board succession planning, the Board has appointed three new directors since 2015. Our Board currently has two experienced, highly skilled female directors.

BOARD EVALUATION AND ASSESSMENT

Annual self-evaluation and assessment of Board performance helps ensure that the Board and its committees function effectively and in the best interest of our stockholders. This process also promotes good governance and helps set expectations about the relationship and interaction of the Board and management. The Board’s annual self-evaluation and assessment process, which is overseen by our Independent Lead Director, is structured and carried out as follows:

The Nominating Committee reviews the prior year’s process of self-evaluation and assessment for the Board and Board committees, as well as current trends and best practices.

Under the auspices of the Nominating Committee, the Corporate Secretary facilitates the process agreed upon by the Committee. In 2018, this process consisted of preparation of suggested general topics of discussion, which were disseminated to all directors, followed by confidential interviews of each Board member by the Corporate Secretary.

The feedback generated from the interviews is summarized by the Corporate Secretary and shared with the Lead Director and Chairman.

These results are then communicated in executive session to the full Board and each committee, as well as to individual directors, as appropriate, which fosters good discussion and consensus on actions to be undertaken.

Changes to policies and practices, as warranted, are implemented as directed by the Board.

2019 RYAM PROXY STATEMENT	5

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

SUCCESSION PLANNING

One of the primary responsibilities of our Board is to ensure that the Company has a high-performing management team in place. Our full Board has responsibility for management succession planning. The Board manages the succession planning process and, on an annual basis, reviews and approves succession plans for the CEO and other senior executives. This detailed process is designed to maximize the pool of qualified internal candidates who can assume top management positions. To assist the Board, the CEO annually provides our Board with an assessment of senior managers and the potential of each manager to succeed to the CEO position. The CEO also provides the Board with an assessment of persons considered potential successors to senior management positions.

OVERSIGHT OF RISK

We have a robust risk assessment and mitigation process, overseen by our Board of Directors, which includes extensive interaction among our Board, CEO and members of senior management.

BOARD OF DIRECTORS	ENTERPRISE RISK MANAGEMENT COMMITTEE	AUDIT COMMITTEE	COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Board oversees risk management through a management-led assessment process that involves direct Board committee oversight. The Board annually appoints the members of the Enterprise Risk Management (ERM) Committee, which is chaired by the CEO, who also serves as the Company’s Chief Risk Officer. Senior executives of the Company are members of the ERM Committee.

The ERM Committee appoints the members of business unit and staff function-level Risk Assessment and Mitigation teams, which continually identify and assess the risks facing their respective business or function and submit semi-annual reports to the ERM Committee. These reports form the basis of the ERM Committee’s annual risk assessment. This assessment is used to develop a list of enterprise-level material risks which are reported to the Audit Committee for review and evaluation of mitigation strategies.

		The Audit Committee then assigns ongoing Board-level oversight responsibility for each material risk identified by the ERM Committee to either the full Board or the appropriate Board committee. Presentations and other communications regarding each risk are made periodically during the year.	The ERM Committee’s annual risk assessment of the Company’s overall compensation policies and practices is presented to the Compensation and Management Development Committee.

6

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

ENGAGEMENT BY MANAGEMENT AND OUR BOARD WITH OUR STOCKHOLDERS

>250	INVESTMENT COMMUNITY OUTREACH Calls, meetings and other personal engagements

>50%	STOCKHOLDER ENGAGEMENT Percentage of common stock reached through calls, meetings and other personal engagements

>90%	ANNUAL MEETING ENGAGEMENT Percentage of common stock represented by vote at the 2018 Annual Meeting

To foster effective two-way communication with our stockholders, since our inception as a public company in 2014, we have maintained an active engagement and outreach program speaking and, in many cases, meeting with stockholders throughout each year. In 2018 we had more than 250 calls and meetings with investors and analysts, as well as discussions with leading proxy advisors who serve our investors. In addition, in 2018 we presented at five industry conferences, held nine road shows, and in March of 2019 held an Investor Day at the New York Stock Exchange, where investors and analysts heard presentations from our senior management about our business and strategy for future value creation. Additional information provided at our March 2019 Investor Day can be found on our website at www.rayonieram.com.

To continuously improve our stockholder communication and outreach, we review with our Board the key feedback from these meetings. Our directors carefully consider and evaluate this valuable information and modify our outreach programs to advance our stockholder engagement efforts.

Stockholders and other interested parties who would like to communicate with one or more members of the Board, a Board committee, the Independent Lead Director or the independent non-management directors as a group may do so by writing to any such party at Rayonier Advanced Materials Inc., c/o Corporate Secretary, 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida 32207. All communications received will be forwarded to the intended or appropriate recipient.

STANDARD OF ETHICS AND CODE OF CORPORATE CONDUCT

The Company’s Standard of Ethics and Code of Corporate Conduct (code of conduct) is available on the Company’s website at www.rayonieram.com. Any waivers or amendments to the Code of Conduct will also be available on the Company’s website.

2019 RYAM PROXY STATEMENT	7

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

SUSTAINABILITY OF OUR BUSINESS, COMMUNITY AND ENVIRONMENT

Our sustainability programs start with compliance with laws and regulations. But we know that compliance is only the starting point, and that our employees, customers, investors and communities expect more. They expect us to be a responsible steward of the business. For us, stewardship means managing forests responsibly; mitigating the environmental impact of our plant operations; engaging with indigenous communities, other community stakeholders and our workforce to identify opportunities for continuous improvement; and driving best practices through the supply chain. Stewardship is at the heart of our sustainability practices.

To translate our ideals into action, our Board of Directors chartered the RYAM Sustainability Council. The Sustainability Council is comprised of members of our senior management who represent the diverse aspects of our operations and services. The Sustainability Council’s role is to identify and assess the sustainability issues that directly affect our business and the communities in which we operate.

As stakeholder expectations have changed through the years, our approach to sustainability has also evolved. We are committed to doing business the right way and, because we understand that sustainability is important to our stakeholders, we are committed to doing more to measure, report and communicate our performance and progress to meet their expectations. The 2017 acquisition of Tembec expanded our products and markets from our core strength in specialty cellulose to include lumber and paper-related products and provided an opportunity to refresh and refocus our sustainability objectives.

In 2018 the Sustainability Council embarked on a multi-year program to identify the sustainability issues most critical to our business and our stakeholders, recommend programs to advance the Company’s sustainability objectives, and identify the data we need to collect to measure and report our progress in identified areas. The Sustainability Council completed the assessment phase at year end 2018 and will make its policy and program recommendations to the Board in the first half of 2019.

Based on the 2018 assessment, the Sustainability Council will recommend three focus areas:

Climate and Energy

Talent and Diversity

Community Engagement

As part of its responsibility to understand and monitor all material risks to the Company’s business and operations, and to stay abreast of the issues important to our investors and other stakeholders, the Board reviews progress on the Sustainability Council’s work and on all environmental and social issues several times a year.

Additional information on our sustainability programs and objectives can be found on our website at www.rayonieram.com.

8

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant time commitment and the skills and experience level necessary for directors to fulfill their duties.

The Nominating Committee’s annual compensation review includes a periodic analysis of data, comparing the Company’s director compensation levels against a peer group of publicly held companies. Exequity, LLP (Exequity), the Board’s independent compensation consultant, provides the Nominating Committee with advice and recommendations on the composition of the peer group and competitive data used for benchmarking our director compensation program. The Nominating Committee uses the information provided by Exequity, as well as other trend data to reach an independent recommendation regarding compensation to be paid to our directors. The Nominating Committee’s recommendation is then provided to the full Board for review and final approval.

Our directors are subject to minimum stock ownership and time-based stock retention requirements, as discussed in the Mandatory Stock Ownership section below.

2018/2019 Cash Compensation

Non-management director compensation is set by the Board after considering the recommendation of the Nominating Committee. For the twelve-month 2018-2019 director compensation period, which ends with the May 20, 2019 Annual Stockholders Meeting, each non-management director receives the following cash compensation (which is prorated for partial year service):

annual cash retainer of $85,000, payable in equal quarterly installments additional annual cash retainers for the chairs of the Audit, Compensation and Nominating Committees of $20,000, $15,000 and $10,000, respectively, payable in equal quarterly installments; and

additional annual cash retainer for the Independent Lead Director of $25,000, payable in equal quarterly installments

Annual Equity Awards

For the 2018-2019 period, on or about May 22, 2018, each non-management director received a restricted stock unit award equivalent to $105,000 based on grant date value (which is prorated for partial year service), to vest on May 22, 2019 if the director has not voluntarily left the Board prior to such date (other than due to the director’s death or disability or in the event of other extraordinary circumstances as determined by the Nominating Committee).

Dividends on the restricted stock unit award accrue in a separate account and are paid upon vesting, together with interest theron at a rate equal to the Prime Rate as reported in The Wall Street Journal, adjusted and compounded annually as of each December 31 (the Prime Rate).

Limit on Annual Equity Awards

Our Equity Incentive Plan caps annual equity awards to each director at not more than $300,000 per year. As described above, each Director’s annual equity award in the 2018-2019 period was valued at $105,000.

Cash Fees Deferral Plan

Directors may defer up to 100% of their cash compensation. Any deferred amounts are paid to the director in a single lump sum on the later of the date the director turns 74, the conclusion of the director’s term, or upon termination as a director, if prior to age 74. Any deferred amounts earn interest at a rate equal to the Prime Rate.

Mandatory Stock Ownership

Each of our directors is required to own Company stock totaling not less than the number of shares constituting the cash portion of his or her annual retainer for the previous five years. Information on stock ownership by our directors is provided in the CD&A.

2019 RYAM PROXY STATEMENT	9

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

2018 Director Compensation Table

The following table provides compensation information for the one-year period ended December 31, 2018 for all individuals serving on our Board of Directors at any time from January 1, 2018 until December 31, 2018.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	ALL OTHER COMPENSATION ($)(2)	TOTAL ($)
Charles E. Adair	96,875	105,013	2,058	203,946
DeLyle W. Bloomquist	82,500	105,013	2,058	189,571
Paul G. Boynton(3)	-	-	-	-
C. David Brown, II	105,625	105,013	2,058	212,696
Julie A. Dill	63,750	105,013	-	168,763
Mark E. Gaumond	98,750	105,013	2,058	205,821
Matthew P. Hepler	63,750	105,013	-	168,763
James F. Kirsch	81,875	105,013	2,058	188,946
Thomas I. Morgan	86,250	105,013	2,058	193,321
Lisa M. Palumbo	89,375	105,013	2,058	196,446
Ronald Townsend(4)	19,375	-	2,058	21,433

(1)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 15 Incentive Stock Plans included in the notes to financial statements in our 2018 Annual Report on Form 10-K. On May 22, 2018, each non-management director was granted a restricted stock unit award equivalent to $105,000 which, based on grant date value ($18.26), corresponded to 5,751 restricted stock units, for a total award of $105,013 after rounding (because the Company does not issue fractional shares for director equity awards).

(2)	Represents accrued dividends and interest on restricted stock unit awards during 2018.

(3)	Mr. Boynton, as an executive officer of the Company, was not compensated for service as a director. See the Summary Compensation Table for compensation information relating to Mr. Boynton during 2018.

(4)	Mr. Townsend retired from the Board on May 21, 2018.

ANTI-HEDGING/ANTI-PLEDGING POLICY

We have adopted a stringent anti-hedging and anti-pledging policy that applies to all (1) employees of the Company who are officers, (2) directors, and (3) immediate family members of employees who are officers and directors and other members of their households, as well as entities controlled by any of them. Under our policy, the Company may also designate, from time to time, in our discretion, other key employees to be subject to our anti-hedging policy.

The policy precludes all hedging or other offsetting of any potential decrease in the market value of the Company’s equity securities as well as pledging of Company securities. Although not limited to these specific types of transactions, under the Company’s policy the following are specifically prohibited:

Short sales

Trading in options

Hedging transactions of all types, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds

Pledges of Company securities, such as collateral for margin loans or margin accounts

Standing or limit orders, unless under a Rule 10b5-1 plan that meets all requirements of the Company’s applicable policy and is approved by the Company’s Corporate Secretary

10

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

RELATED PERSON TRANSACTIONS

Our Board has adopted a written policy designed to minimize potential conflicts of interest in connection with Company transactions with related persons. Our policy defines a Related Person to include any director, executive officer or person owning more than five percent of the Company’s stock, any of their immediate family members and any entity with which any of the foregoing persons are employed or affiliated. A Related Person Transaction is defined as a transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000 and a Related Person has or will have a direct or indirect material interest.

To implement the policy, each year a Related Person list is compiled based on information obtained from our annual Director and Officer Questionnaires and, after review and consolidation by our Corporate Secretary, is provided to business unit, accounts payable, accounts receivable, financial, legal and communications managers and other persons responsible for purchasing or selling goods or services for the Company. Prior to entering into any transaction with a Related Person, the manager responsible for the potential transaction, or the Related Person, must provide notice to the Corporate Secretary setting out the facts and circumstances of the proposed transaction. If the Corporate Secretary determines the transaction would constitute a Related Person Transaction, it is then submitted for consideration by the Audit Committee, which will approve only those transactions determined to be in, or not inconsistent with, the best interests of the Company and its stockholders. In reviewing Related Person Transactions, the Audit Committee considers:

the Related Person’s relationship to the Company and interest in any transaction with the Company the material terms of a transaction with the Company, including the type and amount the benefits to the Company of any proposed or actual transaction the availability of other sources of comparable products and services that are part of a transaction with the Company; and

if applicable, the impact on a director’s independence

In the event we become aware of a completed or ongoing Related Person Transaction that has not been previously approved, it is promptly submitted to the Audit Committee for evaluation and, if deemed appropriate, ratification.

In addition, each year the persons and entities identified as Related Persons are matched against the Company’s accounts payable and accounts receivable records to determine whether any Related Person participated in a transaction with the Company, regardless of the amount involved. A report of all such transactions is prepared by the Corporate Secretary and reviewed with the Audit Committee to determine if any would constitute a Related Person Transaction under our policy or would require Proxy Statement disclosure under applicable SEC rules and regulations. After conclusion of this process, the Audit Committee did not identify any Related Person Transactions occurring in 2018 that would require Proxy Statement disclosure.

2019 RYAM PROXY STATEMENT	11

PROPOSAL 1-ELECTION OF DIRECTORS

Proposal 1-Election of Directors

Our Board of Directors is responsible for establishing overall corporate policy and for overseeing management and the ultimate performance of the Company. Our Board reviews strategy and significant developments affecting the Company and acts on matters requiring Board approval. Our Board held 13 meetings during 2018 and each director attended at least 75% of the combined total of all (i) Board meetings and (ii) meetings of committees of the Board of which the director was a member during his or her tenure as a Board member.

Our Board currently consists of ten directors divided as evenly as possible into three classes (I, II and III) serving staggered three-year terms. Directors for each class will be voted on at the annual meeting of stockholders held in the year in which the term for that class expires, and after election, will serve for a term of three years. The terms of the Class II directors will expire at the 2019 Annual Meeting of Stockholders and such directors are nominees for election. The terms of the Class III directors will expire at the 2020 Annual Meeting of Stockholders, and the terms of the Class I directors are set to expire at the 2021 Annual Meeting of Stockholders.

Accordingly, stockholders are being asked to vote on the election of the three Class II directors, each to serve until the 2022 Annual Meeting of Stockholders (and their successors are duly elected and qualified). Each of the nominees has consented to stand for election. Our Board has no reason to believe any nominee will be unable to serve as a director. If, however, a nominee should be unable to serve at the time of the 2019 Annual Meeting of Stockholders, Common Stock properly represented by valid proxies will be voted for a substitute nominee nominated by the Board. Alternatively, our Board may either allow the vacancy to remain unfilled until an appropriate candidate is located or may reduce the authorized number of directors to eliminate the unfilled seat.

If any incumbent nominee for director should fail to receive the required affirmative vote of a majority of the votes cast with regard to his or her election, then under Delaware law (the Company’s state of incorporation) the director would remain in office as a “holdover” director until a successor is elected or the director resigns, retires or is otherwise removed. In such a situation, our CGPs require the director to tender his or her resignation to our Board. The Nominating Committee would then consider such resignation and make a recommendation to our Board as to whether to accept or decline the resignation. Our Board would then make a determination and publicly disclose its decision and rationale within 90 days after receipt of the tendered resignation.

DIRECTOR QUALIFICATIONS

We believe the members of our Board of Directors have an optimal mix of relevant and diverse experience, qualifications, attributes, and skills given the Company’s business, together with demonstrated integrity, judgment, leadership and collegiality, to effectively advise and oversee management in executing our strategy. There are no specific minimum qualifications for director nominees other than, as required by our CGPs, no director nominee may stand for election after he or she has reached the age of 74. In identifying and evaluating potential nominees, our Nominating Committee seeks individuals who have the experience, skills, knowledge, expertise and personal and professional integrity to be effective, in conjunction with our other Board members, in collectively serving the long-term interests of our stockholders. Criteria for Board membership are periodically evaluated by the Nominating Committee taking into account the Company’s strategy, objectives, markets, operations, regulatory environment and other relevant factors, as well as changes, if any, in applicable laws and NYSE listing standards.

The Nominating Committee believes that each of our directors has an established record of accomplishment in areas relevant to our business and objectives and possesses the characteristics identified in our CGPs as essential to a well-functioning and deliberative governing body, including integrity, independence and commitment.

Each of the directors listed below, including the three nominees for election, has experience as a senior executive and also is serving or has served as a director of one or more private or public companies and on a variety of board committees. As such, each has executive experience, as either or both a director or senior executive, in most, if

12

PROPOSAL 1-ELECTION OF DIRECTORS

not all, of the following areas, which are critical to the conduct of the Company’s business: strategy development and implementation; global operations; risk assessment and management; accounting and financial reporting; internal controls; capital markets and corporate finance; the evaluation, compensation, motivation and retention of senior executive talent; public policy as it impacts global industrial companies; compliance program oversight; and corporate governance. Many of the directors also bring insights into specific end-markets and geographic markets that are important to the Company. Our directors collectively provide a range of perspectives, experiences and competencies well-suited to providing advice and counsel to management and to overseeing the Company’s business and operations. See Director Skills and Experience Matrix.

A biography of each member of the Company’s Board of Directors, including the three nominees for election, is set forth below, along with a statement of each director’s qualifications to serve on the Board.

The Board of Directors recommends that you vote “for” each of the three nominees named below for election to the Board of Directors for a term to expire at the 2022 Annual Meeting of Stockholders.

BIOGRAPHICAL AND QUALIFICATIONS INFORMATION OF THE THREE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Class II, Terms to Expire in 2022, if Re-elected

C. DAVID BROWN, II	AGE: 67	DIRECTOR SINCE: 2014

Mr. Brown is currently a partner at Nelson Mullins Broad and Cassel, (a law firm based in Columbia, South Carolina). He is the former Chairman of Broad and Cassel (a law firm which was based in Orlando, Florida and merged with Nelson Mullins Riley & Scarborough in August 2018), a position he held from 2000 to 2018. Previously, he served as Managing Partner of Broad and Cassel’s Orlando office from 1990 to 2018. Mr. Brown serves on the Board of Directors of CVS Health Corporation and previously served as Vice Chairman of the Board of Orlando Health, a not-for-profit healthcare network. Mr. Brown formerly served as a director of Rayonier Inc. (November 2006 through June 2014), ITT Educational Services Inc. (April 2015 through September 2016), Old Florida National Bank, N.A. (January 2005 through February 2015), and as Chairman of the Board of Trustees for the University of Florida through January 2015. He holds bachelor’s and juris doctorate degrees from the University of Florida.

EXPERIENCE:

Over a 41-year legal career, Mr. Brown has developed and demonstrated extensive expertise in public company corporate governance, strategy and finance, as well as extensive experience in structuring corporate transactions, both domestically and internationally. We believe his experience and expertise facilitate our Board’s oversight of our corporate strategy, capital structure and commercial transactions.

2019 RYAM PROXY STATEMENT	13

PROPOSAL 1-ELECTION OF DIRECTORS

THOMAS I. MORGAN	AGE: 65	DIRECTOR SINCE: 2014

Mr. Morgan is a Senior Advisor to AEA Investors LP (a New York private equity firm). He was formerly a partner and Lead Director of the Advisory Board of BPV Capital Management LLC (an investment manager of mutual funds) from April 2013 to May 2016. Mr. Morgan also served as the Chairman of Baker & Taylor, Inc. (a leading distributor of books, videos and music products to libraries, institutions and retailers) from July 2008 to January 2014, and served as the CEO from 2008 to 2012. Mr. Morgan also served as the CEO of Hughes Supply Inc. (a diversified wholesale distributor of construction, repair and maintenance-related products) from 2003 to 2006, as President from 2001 to 2006, and as Chief Operating Officer from 2001 to 2003. Previously, he served as CEO of Enfotrust Networks, LLC, Value America, Inc. and US Office Products Co. He also served for 22 years at Genuine Parts Company in positions of increasing responsibility from 1975 to 1997. Mr. Morgan has been a director of Tech Data Corporation since 2007. He formerly served as a director of ITT Educational Services, Inc. (January 2013 to September 2016), Rayonier Inc. (January 2012 to June 2014), Baker & Taylor, Inc. and Waste Management, Inc. Mr. Morgan holds a bachelor’s degree in Business Administration from the University of Tennessee.

EXPERIENCE:

Mr. Morgan brings both public and private company leadership and public company CEO experience and a deep understanding of distribution and global supply chain management. As a result, we believe he is particularly well-suited to contribute to Board oversight of overall management and governance issues and our global high purity cellulose business.

LISA M. PALUMBO	AGE: 61	DIRECTOR SINCE: 2014

Ms. Palumbo served as the Senior Vice President, General Counsel and Secretary of Parsons Brinckerhoff Group Inc. (a global consulting firm providing planning, design, construction and program management services for critical infrastructure projects) from 2008 until her retirement in January 2015. Prior to that, Ms. Palumbo served as Senior Vice President, General Counsel and Secretary of EDO Corporation (a defense technology company) from 2002 to 2008. In 2001, Ms. Palumbo served as Senior Vice President, General Counsel and Secretary of Moore Corporation; from 1997 to 2001 she served as Vice President, General Counsel and Secretary of Rayonier Inc., and from 1987 to 1997 she served in positions of increasing responsibility, including Assistant General Counsel and Assistant Secretary for Avnet, Inc. (a global distributor of technology products). Ms. Palumbo holds bachelor’s and juris doctorate degrees from Rutgers University.

EXPERIENCE:

With over 27 years of legal experience with international, public and private companies, Ms. Palumbo brings substantial expertise in the areas of law, corporate governance, enterprise risk management, health and safety and compliance. We believe this experience and expertise, together with her prior experience as the General Counsel of Rayonier Inc., uniquely qualify her to contribute to our Board regarding the Company’s business and to assist with our Board’s oversight of the Company’s risk management, legal and compliance responsibilities.

14

PROPOSAL 1-ELECTION OF DIRECTORS

BIOGRAPHICAL AND QUALIFICATIONS INFORMATION OF OTHER DIRECTORS Class I, Terms to Expire in 2021
CHARLES E. ADAIR	AGE: 71	DIRECTOR SINCE: 2015

Mr. Adair is the President of Kowaliga Capital, Inc., an investment company, since 1993. Mr. Adair previously worked for Durr-Fillauer Medical, Inc. where he served in various capacities including President and Chief Operating Officer from 1973 to 1992. Mr. Adair has served on the Board of Directors of Tech Data Corporation since 1995 and Torchmark Corporation since 2003. Mr. Adair also served on the Board of Directors of PSS World Medical, Inc. (PSS), from 2002 through February 2013, when PSS was acquired by McKesson Corp. Mr. Adair is a Certified Public Accountant (inactive) and holds a B.S. degree in Accounting from the University of Alabama.

EXPERIENCE:

Mr. Adair brings significant experience in public company governance as a director, financial management and accounting, as well as extensive distribution and global supply chain expertise. As a result, we believe he is particularly well-suited to contribute to Board oversight of the Company’s governance and overall financial performance, auditing and its external auditors, and controls over financial reporting.

JULIE A. DILL	AGE: 59	DIRECTOR SINCE: 2018

Ms. Dill most recently served as the Chief Communications Officer for Spectra Energy Corp. (Spectra) (which operated in three key areas of the natural gas industry: transmission and storage, distribution, and gathering and processing) from 2013 until Spectra’s merger with Enbridge, Inc. in February 2017. She previously served as the Group Vice President of Strategy for Spectra and the President and CEO of Spectra Energy Partners, LP from 2012 until 2013, and prior to that served as President of Union Gas Limited from 2007 until 2011. Previously, Ms. Dill served in various financial and operational roles with Duke Energy, Duke Energy International and Shell Oil Company. She serves on the Board of Directors of QEP Resources, Inc. and InterPipeline Ltd., on the advisory board of Centuri Construction Group and Southern Star Energy Inc. Ms. Dill is a member of the Advisory Council for the College of Business and Economics at New Mexico State University and sits on the Community Relations Committee of the Health System Board of Memorial Hermann Hospital. Previously, she sat on the board of directors of Spectra Energy Partners, LP from 2012 to February 2017. Ms. Dill holds a B.B.A. from New Mexico State University and graduated from the Harvard University Graduate School of Business Advanced Management Program.

EXPERIENCE:

As a result of Ms. Dill’s experience as the President and CEO of a publicly-traded energy company, her strong financial background, investor relations and communications experience and her more than 35 years of experience in the energy industry, including in Canada, we believe she provides valuable insight and knowledge to our Board’s oversight of the Company’s internal operations, investor relations and communications strategies.

2019 RYAM PROXY STATEMENT	15

PROPOSAL 1-ELECTION OF DIRECTORS

JAMES F. KIRSCH	AGE: 61	DIRECTOR SINCE: 2014

Mr. Kirsch served as the Chairman, President and CEO of Ferro Corporation (a leading producer of specialty materials and chemicals) from 2006 to 2012. He joined Ferro in October 2004 as its President and Chief Operating Officer, was appointed CEO and Director in November 2005 and was elected Chairman in December 2006. Prior to that, from 2002 through 2004, he served as President of Quantum Composites, Inc. (a manufacturer of thermoset molding compounds, parts and sub-assemblies for the automotive, aerospace, electrical and HVAC industries). From 2000 through 2002, he served as President and director of Ballard Generation Systems, Inc. and Vice President for Ballard Power Systems Inc. in Burnaby, British Columbia, Canada. Mr. Kirsch began his career with The Dow Chemical Company, where he spent 19 years and held various positions of increasing responsibility, including global business director of Propylene Oxide and Derivatives and Global Vice President of Electrochemicals. He serves as a director of GCP Applied Technologies Inc., since October 2018. Mr. Kirsch formerly served as a director of Cleveland-Cliffs, Inc., formerly known as Cliffs Natural Resources, Inc. from March 2010 to August 2014 and as the Executive Chairman from January 2014 to August 2014. He is a graduate of The Ohio State University.

EXPERIENCE:

Mr. Kirsch brings a wealth of senior management experience with major organizations with international operations, and has substantial experience in the areas of specialty materials and chemicals. As a former chairman, president and CEO of a NYSE-listed company, he brings considerable senior leadership experience to our Board and the committees thereof on which he serves.

16

PROPOSAL 1-ELECTION OF DIRECTORS

Class III, Terms to Expire in 2020
DE LYLE W. BLOOMQUIST	AGE: 60	DIRECTOR SINCE: 2014

Mr. Bloomquist is currently a partner for Windrunner Management Advisors LLC (a management advisory services business). He retired in March 2015 as President, Global Chemical Business of Tata Chemicals Limited (an international inorganic chemical and fertilizer manufacturing company), a position he held since 2009. Previously, he served as President and Chief Executive Officer (CEO) of General Chemical Industrial Products Inc. (which was acquired by Tata Chemicals Limited in 2008) from 2004 to 2009. Prior to that, Mr. Bloomquist served at General Chemical Group Inc. in positions of increasing responsibility from 1991 to 2004, including Division Vice President and General Manager, Industrial Chemicals and Vice President and Chief Operating Officer. Mr. Bloomquist serves on the Board of Directors of Crystal Peak Minerals Inc. (f/k/a EPM Mining Ventures Inc.), Gran Colombia Gold Inc., Huber Engineered Materials, PDS Biotechnology Corporation (f/k/a Edge Therapeutics Inc.), Ciner Wyoming LLC and Scientia Vascular LLC. He is currently a partner for Ranch Estates LLC (a real estate developer). Mr. Bloomquist also served as a director of Vivos Therapeautics Inc., from April 2018 to March 2019, Costa Farms, Inc. from July 2016 to July 2017, a director of PDS Biotechnology Corporation from December 2014 to March 2019 and ANSAC from January 1998 to July 2009. He also serves on the Board of Business Advisors for the Tepper School of Business at Carnegie Mellon University, and on the Board of Advisors for Sonoran Capital. Mr. Bloomquist is a graduate of Brigham Young University and holds an MBA from Carnegie Mellon University.

EXPERIENCE:

Mr. Bloomquist has over 25 years of domestic and international experience in the chemicals industry, including in the areas of finance, sales, logistics, operations, IT, strategy and business development, as well as CEO and other senior leadership experience. We believe Mr. Bloomquist’s depth and breadth of experience and expertise in the chemicals industry makes him particularly well-suited to assist our Board with operational and strategic decisions about the Company’s business.

2019 RYAM PROXY STATEMENT	17

PROPOSAL 1-ELECTION OF DIRECTORS

PAUL G. BOYNTON	AGE: 54	DIRECTOR SINCE: 2014

Mr. Boynton is Chairman, President and CEO of the Company, a position he has held since June 2014. He previously held a number of positions of increasing responsibility with Rayonier Inc., including Senior Vice President, Performance Fibers from 2002 to 2008, Senior Vice President, Performance Fibers and Wood Products from 2008 to 2009, Executive Vice President, Forest Resources and Real Estate from 2009 to 2010, President and Chief Operating Officer from 2010 to 2011, President and CEO from January 2012 to May 2012 and Chairman, President and CEO from May 2012 to June 2014. Mr. Boynton joined Rayonier Inc. as Director, Specialty Pulp Marketing and Sales in 1999. Prior to joining Rayonier Inc., he held positions with 3M Corporation from 1990 to 1999, including as Global Brand Manager, 3M Home Care Division. Mr. Boynton has served on the Board of Directors of The Brink’s Company since 2010, and is a member of the Board of Governors and Executive Committee of the National Council for Air and Stream Improvement, a member of the Board of Directors of the National Association of Manufacturers and a member of the Board of Directors of the Federal Reserve Bank of Atlanta’s Jacksonville Branch. From 2012 until 2014 Mr. Boynton also served as a director of Rayonier Inc. He holds a bachelor’s degree in Mechanical Engineering from Iowa State University, an MBA from the University of Iowa and graduated from the Harvard University Graduate School of Business Advanced Management Program.

EXPERIENCE:

As a result of Mr. Boynton’s service as the Company’s President and CEO, and his prior service as an officer and director of Rayonier Inc., he has developed valuable business, management and leadership experience, as well as extensive knowledge of the Company and long-standing relationships with its major customers. We believe this experience, together with his marketing and engineering background, make Mr. Boynton uniquely well-suited to help lead our Board’s considerations of strategic and operational decisions and manage the Company’s business.

18

PROPOSAL 1-ELECTION OF DIRECTORS

MARK E. GAUMOND	AGE: 68	DIRECTOR SINCE: 2014

Mr. Gaumond is the former Americas Senior Vice Chair – Markets of Ernst & Young (a global leader in assurance, tax, transaction and advisory services), a position he held from 2006 to 2010. Previously he served as Ernst & Young’s Managing Partner, San Francisco from 2003 to 2006 and as an audit partner on several major clients. Prior to joining Ernst & Young, Mr. Gaumond was a Managing Partner with Arthur Andersen from 1994 to 2002 and a partner in the firm’s audit practice from 1986 to 1994. Mr. Gaumond serves on the Boards of Directors of Booz Allen Hamilton Holding Corporation, First American Funds, Inc., the Fishers Island Development Corporation and the Walsh Park Benevolent Corporation. He formerly served as a director of Cleveland-Cliffs, Inc., formerly known as Cliffs Natural Resources, Inc. from July 2013 to September 2014, Rayonier Inc. from November 2010 to June 2014, and is a former trustee of the California Academy of Sciences. Mr. Gaumond holds a bachelor’s degree from Georgetown University, College of Arts and Sciences and an MBA from the Leonard N. Stern School of Business, New York University. In addition, Mr. Gaumond is a member of The American Institute of Certified Public Accountants.

EXPERIENCE:

Mr. Gaumond has 35 years of managerial, financial and accounting experience working extensively with senior management, audit committees and boards of directors of public companies. We believe Mr. Gaumond’s experience and financial expertise allow him to significantly contribute to our Board’s oversight of the Company’s overall financial performance, auditing and its external auditors, and controls over financial reporting.

MATTHEW P. HEPLER	AGE: 39	DIRECTOR SINCE: 2018

Mr. Hepler is currently a Partner at Marcato Capital Management L.P. (“Marcato”), a registered investment adviser. Prior to joining Marcato in March 2016, Mr. Hepler was a partner at Red Mountain Capital Partners LLC, an investment firm, from March 2015 to December 2015, and was a Managing Director at Relational Investors LLC from 2008 until 2015 where he led the firm’s research team focusing on the industrials and materials sector. Prior to joining Relational Investors LLC in 2008, he spent six years as a Vice President in the investment banking division of Credit Suisse. Mr. Hepler began his career as an analyst in the technology investment banking group at Robertson Stephens. Mr. Hepler has served on the Board of Directors of Terex Corporation since February 2017. He holds a bachelor’s degree in economics from The Wharton School of Business at the University of Pennsylvania.

EXPERIENCE:

Mr. Hepler has strong knowledge of the chemical industry, manufacturing, capital markets and investment community interests and strategies. He has experience executing value-enhancing initiatives through active engagement with portfolio companies in which his firms have invested. As a result, we believe Mr. Hepler provides insight and knowledge to the Board on matters of importance to many of the Company’s more significant stockholders.

2019 RYAM PROXY STATEMENT	19

PROPOSAL 1-ELECTION OF DIRECTORS

DIRECTOR SKILLS AND EXPERIENCE MATRIX

The table below shows the skills and experience each director brings to our Board.

SKILLS/EXPERIENCE

PUBLIC COMPANY CEO (CURRENT OR PAST)

OTHER PUBLIC COMPANY BOARD SERVICE

FINANCIAL REPORTING AND INTERNAL CONTROLS

CAPITAL MARKETS AND FINANCE

INTERNATIONAL/GLOBAL TRADE

INVESTOR RELATIONS/ COMMUNICATIONS

FOREST PRODUCTS INDUSTRY

CHEMICAL INDUSTRY

MANUFACTURING/DISTRIBUTION

GOVERNMENT/LEGAL/REGULATORY

DIVERSITY

20

PROPOSAL 1-ELECTION OF DIRECTORS

DIRECTOR NOMINATION PROCESS

Potential director candidates may come to the attention of the Nominating Committee through current directors, management, business leaders, stockholders and others. The Nominating Committee also has, from time to time, utilized independent third-party search firms to identify potential director candidates and may do so in the future. Our Nominating Committee will consider director nominees submitted by stockholders based on the same criteria used in evaluating candidates for Board membership identified from any other source. The directions for stockholders to submit director nominations for the 2020 Annual Meeting of Stockholders are set forth in Appendix F under When Are Stockholder Proposals for the 2020 Annual Meeting of Stockholders Due?

FORMAL DIRECTOR ONBOARDING PROCESS

Upon joining our Board, new directors receive a comprehensive orientation and formal onboarding process to facilitate their transition onto our Board. Our onboarding process familiarizes new directors with the Company’s businesses, strategic plans, governance program, Board policies, and the director’s responsibilities on assigned Board committees. New directors hold meetings with the Company’s senior leadership and key management team members to learn about the Company and its opportunities, challenges and risks, and participate in site visits to learn about our manufacturing, quality and supply chain operations. Based on feedback received, we believe this onboarding program, coupled with participation in regular Board and Board committee meetings, provides new directors with a strong foundation in our Company’s business and accelerates their ability to fully engage in Board discussions.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

Directors are encouraged to attend each Annual Meeting of Stockholders. At the 2018 Annual Meeting of Stockholders, all directors were in attendance.

2019 RYAM PROXY STATEMENT	21

PROPOSAL 1-ELECTION OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has three standing committees, each of which operates under a written charter available in the Investor Relations section of the Company’s website at www.rayonieram.com.

AUDIT	NUMBER OF MEETINGS IN 2018: 10

This committee advises our Board concerning the capital structure of the Company and oversees our accounting and financial reporting policies, processes and systems, as well as our systems for internal control, including:

 overseeing financial reporting, controls and audit performance monitoring and oversight of the independence and performance of our independent registered public accounting firm, with responsibility for such firm’s selection, evaluation, compensation and, if applicable, discharge approving, in advance, all of the audit and non-audit services provided to the Company by the independent registered public accounting firm facilitating open communication among our Board, senior management, internal audit and the independent registered public accounting firm overseeing our enterprise risk management, cybersecurity, and legal compliance and ethics programs, including our Standard of Ethics and Code of Corporate Conduct

 overseeing financing and hedging activity

 overseeing our investment policies and financial performance of the assets invested in our pension and savings plans

MEMBERS: Charles E. Adair, Chair De Lyle W. Bloomquist Julie A. Dill Mark E. Gaumond Matthew P. Hepler James F. Kirsch

COMPENSATION AND MANAGEMENT DEVELOPMENT	NUMBER OF MEETINGS IN 2018: 5

This committee oversees the compensation and benefits of senior-level employees, including:

 evaluating senior management performance, succession planning and development matters establishing executive compensation

 reviewing and approving the Compensation Discussion and Analysis included in the annual Proxy Statement recommending compensation actions regarding our CEO for approval by non-management directors of our Board approving individual compensation actions for all senior executives other than our CEO (which is approved by the Board)

MEMBERS: Mark E. Gaumond, Chair De Lyle W. Bloomquist C. David Brown, II Julie A. Dill Thomas I. Morgan Lisa M. Palumbo

NOMINATING AND CORPORATE GOVERNANCE	NUMBER OF MEETINGS IN 2018: 4

This committee advises our Board with regard to Board structure, composition and governance, including:

 establishing criteria for Board nominees and identifying qualified individuals for nomination to become Board members, including engaging advisors to assist in the search process where appropriate, and considering potential nominees recommended by stockholders recommending the structure and composition of Board committees overseeing evaluation of Board and committee effectiveness

 recommending director compensation and benefits programs to our Board overseeing our corporate governance structure and practices, including our CGPs reviewing and approving changes to the charters of the other Board committees

MEMBERS: Lisa M. Palumbo, Chair Charles E. Adair C. David Brown, II Matthew P. Hepler James F. Kirsch Thomas I. Morgan

22

PROPOSAL 2 – APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

Proposal 2 – Approval of Amendment to Amended and Restated Certificate of Incorporation to Declassify the Board of Directors

The Company’s Amended and Restated Certificate of Incorporation (the Certificate of Incorporation) provides for a classified board of directors divided into three classes of directors, with each class elected for staggered three-year terms. This structure was put in place by the Company’s former parent company at the time of the spin-off of the Company in 2014, to provide the then-new Company with stability and continuity to deliberately develop and implement the best long-term, strategic course for the Company to create value.

Our Nominating and Corporate Governance Committee and Board frequently review the Company’s governance structure and practices. In late 2018, after considering the steps taken by the Company since the spin-off toward implementing the Company’s strategy, dialogue with our stockholders, current best governance practices and the advantages and disadvantages of declassification, our Board determined it is in the best interests of the Company and its stockholders to amend the Company’s Certificate of Incorporation and our Amended and Restated Bylaws (the Bylaws) to declassify the Board.

The proposed amendment to the Certificate of Incorporation would eliminate the classification of the Board over a three-year period beginning at the 2020 Annual Meeting of Stockholders, with directors each elected to a one-year term following the expiration of their existing terms, and provide for the annual election of all directors beginning at the 2022 Annual Meeting of Stockholders. This Proposal will not affect the existing terms of our directors, and the directors who are nominated for election at the 2019 Annual Meeting of Stockholders, will still be elected for three-year terms, even if the proposed amendment is approved.

The proposed amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company would file promptly following the 2019 Annual Meeting of Stockholders, if our stockholders approve the proposed amendment. The proposed amendment would not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships.

Delaware law provides, unless otherwise addressed in the certificate of incorporation, that members of a board that is classified may be removed only for cause. The proposed amendment would provide that once the Rayonier Advanced Materials Board is fully declassified as of the 2022 Annual Meeting of Stockholders, directors may be removed with or without cause.

The proposed amendment to the Certificate of Incorporation described in this proposal is attached to this Proxy Statement as Appendix A. The affirmative vote of the holders of not less than 80 percent of the outstanding shares of stock entitled to vote generally in the election of directors on the Record Date is required to approve this proposed amendment pursuant to the Certificate of Incorporation. If our stockholders approve the proposed amendment to the Certificate of Incorporation, the Board will make certain conforming changes to the Company’s Bylaws and CGPs.

The Board of Directors recommends that you vote “for” the management proposal to amend the Certificate of Incorporation to declassify the Board of Directors and allow for annual elections of directors.

2019 RYAM PROXY STATEMENT	23

PROPOSAL 3 – APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING PROVISIONS

Proposal 3 – Approval of Amendment to Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provisions

The Company’s Certificate of Incorporation and Bylaws each require the affirmative vote of shares representing not less than 80 percent of the Company’s outstanding shares of stock entitled to vote generally in the election of directors (a Supermajority Vote), to alter, amend or repeal certain provisions of those documents.

Specifically, Article XIII of the Certificate of Incorporation provides that any alteration, amendment, or repeal of, or the adoption of any provision inconsistent with, the following provisions of the Certificate of Incorporation, must be approved by a Supermajority Vote:

Issuance of preferred stock (Section 3 of Article IV of the Certificate of Incorporation);

Size, tenure, classes of directors, vacancies and director removal relating to the Board of Directors (Article VI);

Stockholder action, including written consents and special meetings (Article VII);

Indemnification of officers and directors (Article X); and

Amendments to the Certificate of Incorporation to change the Supermajority Voting Requirements (Article XIII).

In addition, Section 9.1 of the Bylaws provides that any alteration, amendment, or repeal of, or the adoption of any provision inconsistent with the following provisions of the Bylaws, also must be approved by a Supermajority Vote:

special meetings of stockholders and written consents by stockholders (Article II, Sections 2.2 and 2.13, respectively);

board size and tenure, classes of directors, board vacancies, and director removal (Article III, Sections 3.2, 3.10 and 3.12, respectively);

indemnification of directors and officers (Article VI); and

amendments to the Bylaws (Article IX).

We refer to these requirements of the Certificate of Incorporation and Bylaws as the Supermajority Voting Provisions.

The Supermajority Voting Provisions were included in the Certificate of Incorporation and Bylaws by the Company’s former parent company at the time of the spin-off in 2014, to provide the then-new entity with stability and continuity to deliberately develop and implement the best long-term, strategic course for the Company and create value over the long term.

Our Nominating and Corporate Governance Committee and Board frequently review the Company’s governance structure and practices. In late 2018, after considering the steps taken by the Company since the spin-off toward implementing the Company’s strategy, dialogue with our stockholders, current best governance practices and the advantages and disadvantages of the Supermajority Voting Provisions, our Board determined it is in the best interests of the Company and its stockholders to amend the Company’s Certificate of Incorporation and Bylaws to modify those provisions. As such, the Board approved, and recommends that stockholders approve an amendment to the Certificate of Incorporation to remove the Supermajority Voting Provisions. If the amendment is approved, future proposed amendments to the Certificate of Incorporation provisions summarized above will not be subject to a Supermajority Vote and will instead require the affirmative vote of a majority of the Company’s outstanding shares of stock entitled to vote generally in the election of directors.

24

PROPOSAL 3 – APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING PROVISIONS

The proposed amendment to the Certificate of Incorporation described in this proposal is attached to this proxy statement as Appendix B, which the Company would file promptly following the 2019 Annual Meeting if our stockholders approve the amendment. The affirmative vote of the holders of not less than 80 percent of the outstanding shares of stock entitled to vote generally in the election of directors on the Record Date is required to approve this proposal pursuant to the Certificate of Incorporation. If our stockholders approve the proposed amendment to the Certificate of Incorporation, the Board will make certain conforming changes to the Company’s Bylaws and CGPs.

The Board of Directors recommends that you vote “for” the management proposal to amend the Certificate of Incorporation to eliminate supermajority voting provisions.

2019 RYAM PROXY STATEMENT	25

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 4 – Advisory Vote on Executive Compensation

A LETTER FROM OUR COMPENSATION COMMITTEE CHAIRMAN

On behalf of the Compensation and Management Development Committee (the Compensation Committee or the Committee), I am pleased to present an overview of the Company’s compensation programs and the performance-based pay for its Named Executive Officers (NEOs).

It is the responsibility of the Committee to ensure that the pay structure of the Company’s NEOs underpins the Company’s strategic goals and aligns the executives’ interests with those of our stockholders. When the value of the Company grows and stockholders benefit, management should, too. This has been the Committee’s guiding principle since the Company’s spin-off as a public company in 2014.

My colleagues and I oversee the compensation program, which has explicit performance criteria based on financial, operational and strategic goals, and we conduct a rigorous assessment of each NEO against these metrics. Importantly, these programs are not strictly formula-based; we have the discretion to adjust pay when performance is materially different from expectations, and we have done so in the past. In the 2018 executive compensation program, we reduced the overall bonus pool by 10% in light of lower-than-expected performance on safety matters.

The Committee ensures that as the Company’s business strategy and priorities change, key performance metrics and compensation-based targets are adjusted to reflect these changes. In 2018, we modified two elements of our long-term incentive compensation program to better align with our evolving business priorities. First, we added a three-year merger-synergy performance metric to the 2018 performance share equity program, reflecting the importance our Board places on the effective integration of the Tembec acquisition. Second, we changed the measurement period for Return on Invested Capital (ROIC), the key performance metric for our long-term incentive plan. We now use one three-year ROIC measure rather than aggregating three separate one-year ROIC periods to form a three-year view of ROIC performance. The Committee believes both of these changes will better support long-term value creation for our stockholders.

While tying performance to value creation is our key objective, we also believe that attracting, motivating and retaining outstanding people is crucial to the Company’s long-term success. Having an appropriate balance among base pay, annual cash incentive and long-term equity awards helps us achieve this goal. We also monitor the competitive environment and benchmark the Company’s pay practices against appropriate peer groups that reflect the markets in which the Company operates and competes for talent.

The Committee’s executive compensation decisions reflect the Company’s solid business results in 2018. The notable achievements were:

Adjusted EBITDA of $364 million(1)

Adjusted Free Cash Flows of $152 million(1)

Adjusted Net Income per share increase of 74%, to $1.69(1)

ROIC of 12.6%, driven by increased operating profit, strong free cash flows and disciplined capital allocation

Successful integration of Tembec: achieved $28 million in synergies in our first year of ownership, nearly double the original $15 million target

Successful completion of the Company’s four-year Cost Transformation program: achieved $25 million of savings during the year, to reach our announced four-year objective of $140 million

(1)	Reconciliations of GAAP to non-GAAP financial measures are provided in Appendix E.

26

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis set forth in the following pages includes information relevant to your “Say-on-Pay” vote. It describes our pay-for-performance framework and compensation philosophy and discusses how our executive compensation is aligned with the Company’s performance and with your interests as our stockholders. We encourage you to read this CD&A carefully.

We currently hold our advisory vote to approve the compensation of our NEOs annually. Stockholders have an opportunity to cast an advisory vote on the frequency of Say-on-Pay votes at least every six years, and the next advisory vote on frequency will be at our 2021 Annual Meeting of Stockholders.

We appreciate and carefully listen to the constructive feedback we receive from our stockholders, which provides the Committee with valuable insights. We welcome your thoughtful comments and, as we have in the past, will take them into consideration as we determine future compensation arrangements for the Company’s executives.

MARK E. GAUMOND

Chair

Compensation and Management Development Committee

2019 RYAM PROXY STATEMENT	27

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a stockholder advisory vote to approve the compensation of our NEOs pursuant to Item 402 of Regulation S-K through the following resolution:

“Resolved, that stockholders approve, on an advisory basis, the Company’s compensation of its Named Executive Officers as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in the Proxy Statement for this meeting.”

Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation and Management Development Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that you vote “for” this advisory resolution to approve the compensation of our Named Executive Officers (NEOs) as disclosed in this Proxy Statement.

28

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

The Company’s executive compensation programs, policies and practices are designed to achieve the following goals:

Align executive compensation with our stockholders’ interests

Attract, motivate and retain key executive talent

Reward strong business and individual performance

Maintain an appropriate mix of base pay, annual cash incentive and long-term equity awards to incentivize focus on creation of long-term value for our stockholders

Best Practices in Compensation

What We Do	What We Don’t Do

✓   Heavy emphasis on at-risk performance-based compensation; 70% of each annual long-term incentive grant vests based on performance metrics

✓   Rigorous stock ownership guidelines

✓   Clawback provisions in equity plan

✓   Independent compensation consultant reporting to the Compensation and Management Development Committee of the Board

✓  Risk assessment performed annually

×  No single trigger change-in-control (CIC) cash payments or equity acceleration

×  No tax gross-ups

×  No option or other equity award repricing

×  No hedging or pledging of Company securities by executives

×  No NEO employment agreements

×  No significant perquisites

A Year of Solid Results and Strategic Achievements

In 2018, the Company reported solid financial results and made significant progress on its strategic objectives. These accomplishments were achieved despite a very challenging economic environment, characterized by weakening prices in certain key product lines, tariffs on some of our products, and slowing demand from China, one of our principal markets.

During the year, the management team achieved significant increases in Adjusted EBITDA and Adjusted Free Cash Flows (reconciliations of GAAP to non-GAAP financial measures are provided in Appendix E), driven by execution of our Four Strategic Pillars. In particular, our successful Cost Transformation initiative, integration of the 2017 Tembec acquisition, and completion of the $140 million cost-reduction program begun in 2015 after the spin-off contributed to our solid financial performance in 2018.

The Company also continued its disciplined capital-allocation strategy in 2018, reducing its debt by $45 million, making $37 million of strategic investments in its facilities, and returning $72 million to stockholders through dividends and stock repurchases.

2019 RYAM PROXY STATEMENT	29

COMPENSATION DISCUSSION AND ANALYSIS

2018 CHIEF EXECUTIVE OFFICER COMPENSATION SUMMARY

The Compensation Committee awarded our CEO, Paul Boynton, the following compensation based on the Company’s 2018 performance as compared to its financial and strategic goals.

	2017 $	2018 $
Base Salary	951,000	988,750
Annual Cash Incentive	1,325,000	1,451,000
Equity Incentive (at target)	2,800,000	3,100,000
Tembec Integration Equity Incentive (at target) split 70% PSUs and 30% RSUs	-	3,100,000
Total 2018 Compensation Decisions	5,076,000	8,639,750
One-time retention award granted in 2014 and paid in 2018, as described below.	-	4,587,529

Mr. Boynton has been CEO of the Company since it was formed in 2014, and the majority of his compensation has been pay-at-risk. In 2018 approximately 88% of his total direct compensation at target was performance-based. This included a special equity incentive grant the Board awarded Mr. Boynton for achieving the critical goal of integrating the Tembec acquisition, as described on page 39.

In the view of the Board, the compensation for Mr. Boynton appropriately recognizes his valuable contributions to the Company’s performance in 2018. Under his leadership, the Company:

Delivered a dramatic improvement in Adjusted Net Income per share of 74% to $1.69, as well as significant increases in Adjusted Free Cash Flows and Adjusted EBITDA(1)

Successfully completed its four-year $140 million Cost Transformation program

Integrated the operations of Tembec, achieving first-year acquisition synergies of $28 million, nearly double our $15 million target

Invested $37 million in Company facilities

Returned $72 million to stockholders through stock repurchases and dividends

Paid down $45 million in debt

In August 2018, Mr. Boynton received a one-time cash payment pursuant to the retention agreement executed at the time of the Company’s spin-off in 2014. That agreement awarded Mr. Boynton a $4.6 million cash payment so long as he continued to be employed with the Company through August 2018. Additional information regarding this retention agreement can be found on page 40.

(1)	Reconciliations of GAAP to non-GAAP financial measures are provided in Appendix E.

30

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PRINCIPLES

Our executive compensation program is based on the principle of pay for performance, under which a substantial majority of an executive’s pay is tied to achieving specific and measurable annual and long-term objectives. This enables us to attract, motivate and retain exceptional leaders who can develop and achieve short- and long-term business objectives that we believe will create sustained stockholder value over time. The Compensation Committee regularly assesses our compensation program and practices to ensure they support these principles. Active dialogue with stockholders is also an important part of this process.

Alignment with Stockholders’ Interests

The alignment of executive pay and stockholders’ interests is at the core of our compensation philosophy. We use long-term equity grants to reward strong business performance that demonstrably increases stockholder value. NEO compensation is tied directly to how well our executives execute the Company’s business strategy. In determining executive compensation, we carefully consider progress against our four “Strategic Pillars”- Cost Transformation, Market Optimization, New Products and Investments. The chart on the following page demonstrates how execution of the Company’s business strategy directly impacts compensation of our NEOs.

Key Terms Used in this CD&A

We use certain key terms throughout this CD&A. The following provides a brief description of what these terms mean:

 Annual Cash Incentive Program refers to the annual cash incentive program that we generally establish at the beginning of each year. Under this program, our eligible employees, including our NEOs, can earn cash incentives based on performance during the year. When we use the term cash incentive award, we are referring to cash awards paid under our 2018 Annual Cash Incentive Program.

 The term Equity Incentive Program generally refers to equity awards granted on an annual basis under our Rayonier Advanced Materials Inc. 2017 Incentive Stock Plan, which we sometimes refer to as our Equity Incentive Plan.

 When we use the term performance metrics, objectives or goals, we are referring to pre-established performance goals, which may be based on financial, strategic or individual performance objectives, that must be reached under our Annual Cash Incentive Program and our performance share awards in order to earn any bonus or shares of Company stock with respect to these awards.

 The terms target, threshold and maximum are defined on page 36.

2019 RYAM PROXY STATEMENT	31

COMPENSATION DISCUSSION AND ANALYSIS

Business Strategy and Compensation

Pay-for-performance and alignment of our executives’ interests with those of the stockholders have been the foundation of our compensation philosophy since our spin-off. A look at executive compensation outcomes over the past four years demonstrates our adherence to these principles.

The chart on the following page illustrates the link between our NEOs’ annual cash incentive payments over the past four years and the achievement of annual Adjusted EBITDA and Adjusted Free Cash Flows financial objectives.

(1)	See page 37 for definition of ROIC.

32

COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive and Financial Performance

Our compensation program recognizes the importance of creating stockholder value, and we also link our long-term equity incentives to achieving a strong Total Shareholder Return (TSR) relative to a list of 49 publicly traded peer companies selected by the Compensation Committee. The list of peer companies for this TSR measurement is provided in Appendix C. The following table shows PSUs awarded to the NEOs in previous equity incentive programs based on the achievement of ROIC goals and adjusted for TSR. When TSR performance was below threshold, no payout of performance shares occurred (2014 Plan); when TSR was at or below the 25th percentile, the payout was reduced by 25% (2015 Plan); and when TSR was at or above the 75th percentile, the payout was increased by 25% (2016 Plan). Final payouts are shown below as a percentage of the target award and as a dollar amount reflecting the fair market value at vesting.

Performance Share Unit Payouts, by Plan Year

	PERFORMANCE OUTCOME (% OF TARGET)	TSR PERCENTILE RANK		TSR ADJUSTMENT (%)	FINAL PAYOUT
					% OF TARGET	VALUE ($MM)
2014 Program	0	5	th	-100	0	0
2015 Program	200	19	th	-25	150	5.63
2016 Program	200	75	th	+25	250	22.13
2017 Program	Program currently in progress
2018 Program	Program currently in progress

2019 RYAM PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

Competitive Compensation Levels

We are mindful of the competitive global environment in which we operate, and we set target compensation at a level comparable to that being offered to individuals in similar positions at companies with which we compete for talent. We focus on both a small group of comparable companies in the specialty chemical industry and a larger group of mid-size industrial companies with whom we compete for talent in executive, operations, finance, human resources, sales, marketing and technology roles. (See Appendix C for list of peer group companies.) When benchmarking, we use the median of our peer groups as a reference for comparing total compensation for our NEOs.

Active Stockholder Engagement

Active engagement with stockholders helps shape our compensation policies and decisions. Based on feedback we heard from investors, we took several actions related to our compensation program for 2018 and 2019. These actions and resulting changes are summarized in the table below.

STOCKHOLDER FEEDBACK	CHANGE	RATIONALE	PROGRAM YEAR IMPLEMENTED
Long-term incentive plan ROIC measure	From three one-year measurement periods, to one aggregate three-year measurement period	Measure return results over a longer period	2018
Peer group composition	None: Affirmation of appropriateness of existing groups	Per stockholders’ request, commissioned independent consultant assessment of peer group appropriateness	Ongoing
Annual cash incentive plan metrics weightings	Increased target Adjusted EBITDA and Adjusted Free Cash Flows weightings on core high-purity cellulose results	Ensure greater emphasis on core high-purity cellulose business	2019

APPROPRIATE MIX OF PAY COMPONENTS

We use an appropriate mix of fixed and variable pay elements for NEO compensation. The principal elements of executive pay include a fixed base salary, a variable short-term annual bonus payable in cash, and a variable long-term equity incentive program that consists primarily of PSUs, together with time-based RSUs.

34

COMPENSATION DISCUSSION AND ANALYSIS

The Elements of Executive Pay

PAY ELEMENT	TYPE	DESCRIPTION	VESTING	PERFORMANCE METRICS – 2018
Fixed
Base Salary	Cash	Provide a fixed, competitive salary relative to similar positions at other companies to attract and retain executive talent	N.A.	N.A.
Variable
Annual Cash Incentive	Cash	Short-term incentive program to focus executives on achieving annual financial and strategic objectives that drive stockholder value	N.A.	80% Financial goals (Adjusted EBITDA, Adjusted Free Cash Flow) 20% Strategic goals
Equity Incentive Program	Equity	Long-term incentive program to drive execution of financial goals that generate long-term stockholder value and support executive retention; Awards are 70% PSUs, 30% RSUs	PSUs: 3 years, based on financial performance RSUs: 3 years, cliff vest, subject to continued employment in good standing	ROIC, and a three-year synergy target, with overall results adjusted based on TSR

In keeping with our pay-for-performance philosophy, a substantial portion of the compensation for our NEOs is variable. The illustration below shows the components of their total direct compensation, which consists of annual base salary, and annual target cash incentive opportunity and equity incentive awards, each measured at target.

Assuming payouts at target, the component of total direct compensation in 2018 that is variable is 88% for our CEO and averages 72% for our other NEOs.

CEO Compensation(1)	Other NEOs’ Average Compensation

(1)	Does not include the one-time 2014 retention award paid in 2018. Additional information regarding this retention award can be found on page 40.

2019 RYAM PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

Each of our NEOs has a competitive fixed annual base salary. Every year the Compensation Committee reviews NEO base salaries to determine appropriate adjustments, if any. In making adjustments to base salary levels, the Compensation Committee considers:

Budgeted levels for annual salary based on benchmarking of competitors for talent

The executive’s level of responsibility

The executive’s experience and breadth of knowledge

The executive’s annual performance review

The executive’s role in management continuity and development plans

The perceived retention risk

Variable Compensation

Performance Metrics for Determining Variable Compensation

We use the terms target, threshold and maximum to describe the levels of performance that must be met to earn specified payout amounts under our Annual Cash Incentive Program and our Equity Incentive Program.

 Target refers to the amount an employee would earn if the applicable performance metrics were achieved at a level consistent with those set by the Compensation Committee and approved by the full Board.

 Threshold refers to the minimum amount an employee would earn under the applicable program/award for performance achievement at no lower than a specified level below our target.

 Maximum refers to the maximum amount an employee would earn under the applicable program/award for performance achievement at or above a specified level above our target.

Annual Cash Incentive Program

The Annual Cash Incentive Program provides our NEOs the opportunity to earn a performance-based annual cash incentive.

Target annual cash incentive opportunities are expressed as a percentage of base salary and established based on the NEO’s level of responsibility and ability to affect overall results. The Compensation Committee also considers market data in setting target award percentages.

Threshold, target and maximum cash incentive award opportunities for 2018 as a percentage of base salary are presented below.

NEO	THRESHOLD AWARD	TARGET AWARD	MAXIMUM AWARD
Paul G. Boynton	16.0%	100%	200%
Frank A. Ruperto	9.8%	61%	122%
Michael R. Herman	9.8%	61%	122%
William R. Manzer	8.2%	51%	102%
James L. Posze, Jr.	8.2%	51%	102%

36

COMPENSATION DISCUSSION AND ANALYSIS

Eighty percent of an individual NEO’s annual cash incentive award is based on the achievement of financial metrics set in the annual operating budget, and twenty percent is based on the achievement of annually established strategic objectives.

The financial metrics used to set annual cash incentive targets are levels of Adjusted EBITDA and Adjusted Free Cash Flows measured against the annual budget approved by the Board of Directors. The Compensation Committee selected these financial metrics because it believes they are currently the most important indicators of the true performance of the Company’s business as well as critical drivers of value.

The Compensation Committee also reviews progress toward achievement of strategic objectives under our four Strategic Pillars: Cost Reduction, Market Optimization, New Products, and Investments. Progress on objectives such as safety, continuous improvement, innovation and customer focus do not contribute toward the cash incentive calculation, but if not achieved, can have a negative impact on cash incentive. For example, in the past two years the Committee has reduced the total annual cash incentive pool between 10 and 19 percentage points because of lower-than-expected progress on safety, which is one of management’s non-financial strategic objectives.

Separate from performance relating to the financial metrics and strategic objectives, the Compensation Committee may also exercise its judgment to increase an individual NEO’s cash incentive award by up to 30% or decrease the award by up to 100% to reflect performance against individual objectives.

Long-Term Incentives: Equity Awards

Our NEOs are eligible to receive equity awards under programs established under the Company’s Equity Incentive Plan. These awards may take the form of PSUs, time-based RSUs, or options, among other forms of securities. (See Appendix A to the Company’s 2018 Proxy Statement, filed with the SEC on April 6, 2018, for a copy of this plan.) In 2018, equity awards were in the form of PSUs and time-based RSUs. Our time-based RSUs are subject to three-year cliff vesting and continued employment at the close of the three-year period. The Compensation Committee believes these time-based RSU awards are an important retention tool, given the fully at-risk nature of the PSUs. The PSUs vest following the end of the three-year performance period based on the achievement of performance metrics established by the Compensation Committee, and are paid contingent upon continued employment.

The performance metrics for the 2018 long-term equity incentive plan are ROIC(1) , a three-year merger-integration synergy target, and TSR. ROIC is the preferred metric to reflect longer term growth in value, given the capital-intensive nature of our business and because investment, both internal and external, is a core pillar of our growth strategy. In 2018, as a result of discussions with investors, the Compensation Committee changed the performance metric to use a three-year ROIC rather than the aggregation of three one-year periods, which had been the metric used for the 2015, 2016, and 2017 grants. The merger-synergy objective was added for only the 2018 program because the Board believes that the effective integration of Tembec is critical to advance the Company’s strategy.

We use TSR as a secondary metric to adjust equity awards upward or downward, consistent with our aim of ensuring executive compensation aligns executives’ and stockholders’ interests. After calculating equity incentive awards based on the financial metrics, the Compensation Committee looks at our three-year TSR relative to those of our peer-group companies. If our TSR is below the 25th percentile of the peer groups, the equity award is decreased by 25%. If the relative TSR is above the 75th percentile of the peer group, the award is increased by 25%. And if the relative TSR is between the 25th and 75th percentile of the peer group, we make no adjustment to the calculated equity award.

(1)	ROIC = “NOPAT” / [Debt – Cash + Stockholder Equity (Deficit) – Deferred tax asset associated with Tembec Net Operating Losses]. Note that:
a.	NOPAT = (Operating profit after taxes less excluded items) x (1-estimated cash tax rate of 10.0%)
b.	Net Operating Losses are a result of deferred tax losses acquired with the acquisition of Tembec Inc.

2019 RYAM PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

2018 EXECUTIVE COMPENSATION AWARDS

The Compensation Committee approved the following compensation awards for our NEOs for 2018 based on each individual’s achievements and the Company’s performance against its financial and strategic objectives.

2018 Summary Compensation

	SALARY ($)	ANNUAL CASH INCENTIVE ($)	EQUITY INCENTIVES ($)(1)	2018 TOTAL ($)	2017 TOTAL ($)
Paul G. Boynton	988,750	1,451,000	6,697,650	9,137,400	5,395,589
Frank A. Ruperto	455,000	410,000	1,890,471	2,755,471	1,777,727
Michael R. Herman	402,500	360,000	594,164	1,356,664	1,427,408
William R. Manzer	377,500	320,100	540,156	1,237,756	958,152
James L. Posze, Jr.	324,500	250,000	432,137	1,006,637	896,799

(1)	PSU and RSU awards based on the fair market value at the time of grant. Actual value to be realized by our NEOs will depend on the number of PSUs that vest and our market price at the time of vesting.

Base Salary

The base salaries for our NEOs are benchmarked against peers (see Appendix C) each year, and any adjustments are effective on July 1. In 2018, base salary adjustments were made for our NEOs to ensure that their pay levels were competitive in the marketplace. The Compensation Committee approved the following annual base salaries:

	BASE SALARY ($) 2017	BASE SALARY ($) 2018
Paul G. Boynton	975,000	1,005,000
Frank A. Ruperto	445,000	465,000
Michael R. Herman	395,000	410,000
William R. Manzer	365,000	390,000
James L. Posze, Jr.	314,000	335,000

Messrs. Manzer and Posze were given above-average adjustments to better position them relative to market benchmarks that presented to the Compensation Committee by its independent compensation consultant, Exequity.

Annual Cash Incentive

In 2018, as shown in the table below, the Company exceeded the financial performance goals established by the Compensation Committee for Adjusted EBITDA and Adjusted Free Cash Flows. Combined, these two financial goals account for 80% of the annual cash incentive award, and the outperformance on these metrics resulted in a potential cash incentive payout at 138.9% of target.

METRIC	2018 TARGET ($MM)(1)	2018 ACTUAL ($MM)
Adjusted EBITDA	311	344	(2)
Adjusted Free Cash Flows	125	169	(3)

(1)	Threshold is established at 85% of target number and maximum is established at 120% of target. Actual performance and results are interpolated in between.
(2)	Does not include about $20 million of currency Fluxuation-related EBITDA, for purposes of 2018 cash incentive calculation.

(3)	Includes $17 million of proceeds from sale of the Company’s Resins business that were included for 2018 cash incentive purposes.

38

COMPENSATION DISCUSSION AND ANALYSIS

The remaining 20% of the annual cash incentive pool is determined by progress against strategic goals.

During 2018, key strategic objectives were achieved. The Company made important advances in creating a unified culture through the achievement of our One Company-One Team goals: all employees are now fully aligned with and focused on executing our Four Strategic Pillars strategy.

This strategic achievement resulted in a contribution of 21.5% to the annual cash incentive payout, for a total possible payout opportunity of 160.4% of target (combined financial and strategic performance). However, in light of the safety performance in 2018, the Compensation Committee exercised its discretion and reduced the overall cash incentive pool by 10%, which resulted in actual cash incentive award payouts of 144.4% of target.

The cash incentive awards for each NEO are shown in the table below.

	FINANCIAL OBJECTIVES ($)	STRATEGIC OBJECTIVES ($)	DISCRETIONARY ADJUSTMENT ($)	INDIVIDUAL ADJUSTMENT	TOTAL BONUS PAID ($)
Paul G. Boynton	1,290,000	322,000	(161,000)	0	1,451,000
Frank A. Ruperto	364,000	91,000	(45,000)	0	410,000
Michael R. Herman	320,000	80,000	(40,000)	0	360,000
William R. Manzer	259,000	64,000	(32,000)	+10%	320,100
James L. Posze, Jr.	222,000	56,000	(28,000)	0	250,000

The Compensation Committee may also adjust an individual NEO’s cash incentive award to reflect their performance against personal objectives. Mr. Manzer was recognized for the significant progress his organization made in the integration of Tembec.

Equity Incentive Program Awards in 2018

Each NEO is eligible to receive long-term equity awards that are earned and vest based on the Company’s long-term financial performance, consistent with our pay-for-performance philosophy. Seventy percent of an executive’s equity award is in the form of PSUs, and thirty percent is in the form of time-based RSUs.

The following table shows the target Equity Incentive Program award values granted for 2018 for each NEO.

	2018			2017
	PSU VALUE ($)(1)	RSU VALUE ($)(1)	TOTAL TARGET VALUE ($)	TOTAL TARGET VALUE ($)
Paul G. Boynton	4,340,000	1,860,000	6,200,000	2,800,000
Frank A. Ruperto	1,225,000	525,000	1,750,000	900,000
Michael R. Herman	385,000	165,000	550,000	700,000
William R. Manzer	350,000	150,000	500,000	400,000
James L. Posze, Jr.	280,000	120,000	400,000	375,000

(1)	The number of PSUs and RSUs were determined based on the average closing stock price for the ten trading days prior to March 1, 2018.

The 2018 equity incentive grants for each of Messrs. Boynton and Ruperto include a special incentive element intended to align our CEO and CFO with the critical goal of integrating the Tembec acquisition. The amount of the incentive-related grants equal $3.1 million for Mr. Boynton and $.75 million for Mr. Ruperto. The Compensation Committee elected to add these amounts to their annual equity incentive grants, rather than through separate agreements. Mr. Herman’s award was reduced to better align his long-term incentive compensation with the market; the reduction in no way reflects upon his performance or contributions to the Company.

2019 RYAM PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

Payout of Previously Awarded Performance Share Units

At the end of 2018, the three-year performance measurement period for PSUs awarded in 2016 concluded. The payout for these awards is measured based on pre-established levels of ROIC over the three-year period as shown in the following table:

	2016	2017	2018
Threshold	6.7%	2.8%	2.3%
Target	> 8.9%, but < 9.4%	> 5.2%, but < 6.1%	> 4.7%, but < 6.2%
Maximum	11.6%	8.4%	8.6%
Actual ROIC Achieved	13.3%	9.4%	12.6%

Based on the Company’s ROIC of 12.6% in 2018, 9.4% in 2017 and 13.3% in 2016, the 2016 PSUs were earned at 200% of target, the maximum under the program. The three-year cumulative TSR of 28.5 % was in the 75th percentile of our peer group, resulting in a 25% increase in the 2016 award to 250% of target.

The PSUs awarded in 2017 were earned at 200% based on the ROIC of 12.6% achieved in 2018 for the second year of the three-year performance measurement period, which will conclude at the end of 2019. These awards will be paid in March 2020. The final number of shares awarded will be adjusted based on the cumulative three-year TSR at the end of the measurement period in 2019.

Spin-Off Retention Agreement

On May 27, 2014, the Board of Directors of our former parent company approved a retention agreement with Mr. Boynton in his capacity as President and CEO to ensure necessary management continuity of the newly formed Company. The agreement provided Mr. Boynton with a $4 million retention award payable subject to his continued employment with the Company through August 31, 2018. The original agreement provided that the award would be payable in shares of Common Stock, plus dividend equivalents and interest thereon.

However, based on fluctuations in the Company’s share price, in 2015 the Compensation Committee recommended, and the Board approved, amending the agreement to provide the award be payable solely in cash. As a result, in 2018 Mr. Boynton received a one-time cash payment of $4.6 million, which included the $4 million retention award plus $0.6 million in interest based on a fixed interest rate of 3.25%. The interest rate was fixed to aid in predictability of the expense.

40

COMPENSATION DISCUSSION AND ANALYSIS

DISCIPLINED AND TRANSPARENT EXECUTIVE COMPENSATION PRACTICES

Compensation Responsibilities and Process

The Compensation Committee has responsibility for establishing our compensation principles, monitoring executive performance, and approving executive compensation levels and programs, as detailed below.

COMPENSATION COMMITTEE RESPONSIBILITIES	TIMING
Review and approve compensation levels for all our executive officers	Annually
Review and approve all compensation-related programs for executive officers	February, Annual Cash Incentive payments May, base/Annual Cash Incentive relative to market December, Equity Incentive awards for March
Establish annual performance objectives for the CEO	Annually, in January
Evaluate CEO accomplishments and performance	Regular meetings and prior year’s performance review conducted in February
Makes recommendations on CEO base salary for approval by the independent members of our Board	Annually, in May
Ensure all major considerations relating to compensation, including metrics used to set compensation targets and awards, are appropriately evaluated, and that compensation and benefit programs are properly designed, implemented and monitored	Regular meetings throughout the year, with special meetings held as needed to address matters outside the normal compensation cycle
Confer with external compensation and outside counsel for compensation-related advice and benchmarking	Routinely

The Compensation Committee invites members of management to attend meetings as the Committee deems necessary to discuss and report on issues within their specific areas of expertise or responsibility. While the CEO recommends other NEOs’ compensation levels to the Compensation Committee for its consideration and approval, the CEO does not participate in the deliberations of the Compensation Committee or the Board regarding his own compensation.

The Compensation Committee has engaged Exequity to provide advice, relevant market and benchmarking data and information relating to best practices to consider when making compensation decisions. The Compensation Committee has assessed the independence of Exequity against the specific criteria under applicable SEC and NYSE rules and determined, in its business judgment, that Exequity is independent and no conflict of interest is raised by Exequity’s work for the Compensation Committee.

In 2018, in response to investor feedback the Compensation Committee engaged our independent compensation consultant to help us assess the appropriateness of the metrics we use to determine equity incentive awards. After a thorough review of our long-term equity incentive program and those of our peer-group companies, our external compensation consultant and the Compensation Committee concluded that ROIC and TSR were still the most appropriate indicators of long-term value creation for our Company given our business portfolio and competitive environment. The Compensation Committee did, however, change the measurement period for the ROIC metric to one aggregate three-year period instead of three one-year periods (see page 37).

2019 RYAM PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

Benchmarking to Compensation Peer Groups

Skilled executive-level talent is essential to our success, and we compete with global companies in many industries for top people. The Compensation Committee studies market norms across the specialty chemicals industry, as well as the standards within the broader community of general industry U.S. manufacturing companies to assess and understand the competitive environment.

Consistent with our commitment to competitive pay practices, we generally expect our base salaries, annual cash incentive target opportunities and equity incentive program target award opportunities to be at or near the 50th percentile for the applicable positions, as measured against our chosen peer groups. However, variations from this benchmark may occur based on various facts and circumstances relating to the individual’s expertise and experience, his or her contributions and the competitive market for his or her skill set. For 2018, base salary and annual cash incentive and equity incentive program target award opportunities for our NEOs were consistent with these general parameters. The Compensation Committee does not establish any individual executive’s compensation level to any specific peer group benchmark.

In evaluating 2018 overall compensation levels for senior executives, the Compensation Committee reviewed prevailing base salary, annual cash incentive and equity incentive program compensation levels among 749 comparably sized, publicly-traded manufacturing companies from across general industry using a regression analysis methodology to define median compensation elements. These companies have annual revenue of between $1 billion and $6 billion. The Compensation Committee’s reliance on this benchmark community when assessing senior officer pay ensures its compensation decisions reflect the standards in effect both within the principal industry in which the Company operates and across the broader labor market in which the Company competes for high-level executive talent.

In response to investor questions, in 2018 our Compensation Committee engaged our independent compensation consultant to conduct a thorough assessment of the size and composition of our peer groups for compensation benchmarking purposes. The Compensation Committee concluded that the companies within each peer group were still the most appropriate companies against which to benchmark our executive compensation, given our business portfolio and competitive environment. (See Appendix C for a list of companies within each peer group.)

Stock Ownership and Retention Requirements

We believe that meaningful stock ownership further focuses the senior management team on the long-term success of our business and aligns the interests of our management team with those of our stockholders. All executives at the Vice President level and higher are subject to rigorous stock ownership guidelines that require them, within five years after taking such position, to acquire and hold our stock with a value equal to a designated multiple of their base salary as follows:

TITLE	MULTIPLE OF BASE SALARY
Chairman, President & CEO	6x
Executive Vice President	3x
Chief Financial Officer	3x
Senior Vice President	2x
Vice President	1x

Prior to satisfying the ownership requirement, executives are subject to retention requirements that prohibit them from selling any of our stock, other than stock withheld or sold to satisfy taxes in connection with the vesting of a stock-based award or stock option exercise. The types of securities that count toward satisfaction of the

42

COMPENSATION DISCUSSION AND ANALYSIS

ownership requirements include common stock, restricted stock, restricted stock units and vested options, but exclude performance shares, unvested options and preferred stock.

Each year the Compensation Committee reviews each executive’s progress toward meeting the guidelines, and has determined that each of our executive officers is in compliance with all of our stock ownership and retention guidelines.

Clawback Policy

In addition to the clawback provisions in our Equity Incentive Plan and the Non-Equity Incentive Plan, which provide that any clawbacks shall be determined at the discretion of the Compensation Committee, each year our NEOs sign a Supplemental Agreement in connection with their respective awards describing the types of detrimental conduct that will trigger a clawback. Specific detrimental conduct includes: committing an illegal act, including but not limited to embezzlement or misappropriation of Company funds, and willful failure to comply with the material policies and procedures of the Company as determined by the Compensation Committee.

Risk Assessment

We undertake a thorough risk assessment of our compensation programs annually. The first phase of the assessment is an analysis by the Company’s human resources compensation function, which is reviewed with the Company’s Enterprise Risk Management (ERM) Committee, staffed by members of senior management. The review includes the individual programs and potential and probable risks, along with mitigation efforts established to reduce or eliminate these risks. The results of the ERM assessment are then presented to the Compensation Committee for their review and approval. Based on its assessment of our compensation programs for our employees and executives for 2018, the Compensation Committee determined that our compensation programs and practices do not motivate behavior that is reasonably likely to have a material adverse impact on the Company.

Severance and Change in Control Benefits

Executive Severance Pay Plan-Change in Control

As with all publicly traded companies, it is possible that our Company could face a change in control (CIC) and our business and stockholder value could be negatively affected by the uncertainty created by such a situation. To reduce such potential negative effects, encourage executive retention, and foster the continued attention and dedication of senior executives even in the case of threat, rumor or occurrence of a change in control, the Compensation Committee established the Executive Severance Pay Plan, as amended, otherwise known as the Change in Control Plan (CIC Severance Plan). The intent is to align executive and stockholder interests by enabling executives to consider corporate transactions that may be in the best interests of stockholders and other constituents without undue concern over whether a transaction would jeopardize the executives’ employment or significantly disrupt or change the culture or environment of their employment.

The CIC Severance Plan achieves these objectives by providing benefits to our NEOs and other eligible executives designated by the Compensation Committee, in the event of a CIC. Under the plan, if the executive is involuntarily terminated (other than for cause or due to death or disability) or terminates his or her employment for good reason (as defined in the CIC Severance Plan) within 24 months of the CIC, he or she will be entitled to enhanced severance benefits, which depend on the executive’s status and level of responsibility.

The CIC Severance Plan does not provide any tax gross-up protection for our NEOs. It includes a “net best” provision pursuant to which a participant is entitled to the greater of (i) full CIC severance benefits with the participant responsible for payment of the excise tax, or (ii) a capped benefit, with the CIC severance benefits reduced to an amount just below the threshold for triggering the excise tax. In addition, the plan provides that outstanding stock options, time-based restricted stock and RSU awards will not automatically vest upon a CIC, but instead will vest upon the participant’s involuntary termination of employment by the Company (other than for cause or due to

2019 RYAM PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

death or disability) or termination for good reason occurring within two years following a change in control transaction. Under the CIC Severance Plan, performance shares or PSUs that remain outstanding upon a qualifying termination will vest at target if the performance period is not more than 50% complete at the time of such termination; if the performance period is more than 50% complete at the time of the qualifying termination, outstanding performance shares or PSUs will vest at the greater of target or actual performance achievement through the time of such termination as determined pursuant to CIC Severance Plan terms.

The Compensation Committee reviews the CIC Severance Plan annually and has discretion to terminate or amend the Plan, or include or exclude any executive, including any NEO, at any time prior to a CIC.

Executive Severance Non-Change in Control Plan

Our Executive Severance Non-Change in Control Plan (Non-CIC Severance Plan) provides enhanced severance benefits to all salaried employees at the level of vice-president (or their internal equivalent) and above, including the NEOs, in the event their employment is terminated other than for cause or other non-qualifying terminations defined in the plan. Benefits may range from nine months to 24 months of severance, and the level of benefits depends on the executive’s status and level of responsibility. In the event of an executive termination triggered by a change in control, the executive would receive severance benefits only under the CIC Severance Plan.

The potential payments and other benefits under the CIC Severance Plan and the Non-CIC Severance Plan are calculated in the Potential Payments Upon Termination or Change in Control table on page 55. Such potential payments do not affect the Compensation Committee’s decisions regarding executive compensation, including base salary, annual bonus and long-term incentive award levels.

Retirement Benefits

Our Compensation Committee has adopted each of the tax-qualified pension and 401(k) plans and non-qualified excess pension and excess savings/deferred compensation plans described below. Our Compensation Committee undertakes an annual, comprehensive review of these plans, to determine if any modifications are necessary or appropriate in light of current trends and best practices, the nature of our business and competitive factors.

We place great value on the long-term commitment that many of our employees and NEOs have made to the Company and wish to incentivize our employees to remain with the Company and focus on building sustainable value over the long term. Therefore, we have determined that it is appropriate to provide employees with competitive retirement benefits as part of their overall compensation package.

We maintain the following plans and programs to provide retirement benefits to the NEOs:

The Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees (401(k) Plan)

The Rayonier Advanced Materials Inc. Excess Savings and Deferred Compensation Plan (Excess Savings and Deferred Compensation Plan)

The Retirement Plan for Salaried Employees of Rayonier Advanced Materials Inc. (the Retirement Plan) for those employees hired before January 1, 2006

The Rayonier Advanced Materials Inc. Excess Benefit Plan (Excess Retirement Plan) for employees hired before January 1, 2006

The Rayonier Advanced Materials Inc. Salaried Pre-65 Retiree Medical Plan (the Pre-65 Retiree Medical Plan) for those employees hired before January 1, 2006

For additional information regarding our Excess Savings and Deferred Compensation Plan, see the discussion following the Nonqualified Deferred Compensation table beginning on page 53.

44

COMPENSATION DISCUSSION AND ANALYSIS

Consistent with the predecessor plans at our former parent company, which were closed to new employees on January 1, 2006, our Retirement Plan, Excess Retirement Plan and the Pre-65 Retiree Medical Plan are closed to any new participants. Therefore, only two of our NEOs, Messrs. Boynton and Herman, are participants in these plans. For additional information regarding our Retirement Plan and Excess Retirement Plan, see the discussion following the Pension Benefits table beginning on page 52.

The Pre-65 Retiree Medical Plan benefit is extended on an equivalent basis to all eligible retirees.

These programs are generally not considered in setting the level of key elements of compensation for the NEOs.

Limited Perquisites

We provide our NEOs with limited perquisites, which are reviewed annually by our Compensation Committee. Under our perquisites program, in addition to personal benefits that are available broadly to our employees, our NEOs are eligible to participate in two programs.

Executive Physical Program-Each executive-level employee is encouraged to have a physical examination every other year until age 50, and every year after 50.

Senior Executive Tax and Financial Planning Program-This program provides reimbursement to senior executives, including our NEOs, for expenses incurred for financial and estate planning and for preparation of annual income tax returns. Reimbursements are taxable to the recipient and are not grossed-up for tax purposes. The annual reimbursement limit for 2018 was $25,000 for Mr. Boynton and $10,000 for all other participants.

The total cost to the Company of these programs for 2018 was $75,053. We do not provide company cars; pay car allowances, personal club membership dues, or home-security expenses; or provide chartered aircraft for personal use.

2019 RYAM PROXY STATEMENT	45

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Compensation and Management Development Committee of the Rayonier Advanced Materials Inc. Board of Directors has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation and Management Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, which is incorporated by reference into the Company’s 2018 Annual Report on Form 10-K filed with the SEC.

The Compensation and Management Development Committee

Mark E. Gaumond, Chair

De Lyle W. Bloomquist

C. David Brown, II

Julie A. Dill

Thomas I. Morgan

Lisa M. Palumbo

46

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

2018 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(3)	STOCK AWARDS ($)(1)(2)	OPTION AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Paul G. Boynton Chairman, President and Chief Executive Officer	2018	988,750	4,587,529	6,697,650	-	1,451,000	-	90,170	13,815,099
	2017	951,000	-	3,119,589	-	1,325,000	2,477,194	99,224	7,972,007
	2016	927,000	-	2,999,793	-	1,715,000	1,439,992	77,779	7,159,564
Frank A. Ruperto Chief Financial Officer and Senior Vice President, Finance and Strategy	2018	455,000	-	1,890,471	-	410,000	-	45,322	2,800,793
	2017	430,000	-	1,002,727	-	345,000	-	48,751	1,826,478
	2016	415,000	-	1,074,624	-	470,000	-	258,307	2,217,931
Michael R. Herman Senior Vice President, General Counsel and Corporate Secretary	2018	402,500	-	594,164	-	360,000	-	27,396	1,384,060
	2017	387,500	-	779,908	-	260,000	509,489	28,672	1,965,569
	2016	380,000	-	768,198	-	430,000	280,053	33,992	1,892,243
William R. Manzer Senior Vice President, Manufacturing Operations	2018	377,500	-	540,156	-	320,100		62,224	1,299,980
	2017	337,500	-	445,652	-	175,000	-	20,178	978,330
	2016	300,250	-	522,272	-	285,000	-	24,452	1,131,974
James L. Posze Jr. Senior Vice President, Human Resources	2018	324,500	-	432,137	-	250,000		38,807	1,045,444
	2017	304,000	-	417,799	-	175,000	-	40,192	936,991
	2016	294,000	-	411,532	-	280,000	-	38,254	1,023,786

(1)

Represents the aggregate grant date fair value of restricted stock, restricted stock units and performance stock units computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in the Incentive Stock Plans section in the notes to our financial statements included in our Annual Reports on Form 10-K for 2018, 2017 and 2016.

The grant date fair value of the 2018 PSU awards is as follows: Mr. Boynton, $4,863,176; Mr. Ruperto, $1,372,679; Mr. Herman, $431,414; Mr. Manzer, $392,207 and Mr. Posze, $313,770.

The grant date fair value of the 2018 RSU awards is as follows: Mr. Boynton, $1,834,474; Mr. Ruperto, $517,792; Mr. Herman, $162,750; Mr. Manzer, $147,949 and Mr. Posze, $118,367.

(2)

The grant date fair value of performance stock unit awards as reported in footnote (1), is computed based on the probable outcome of the performance condition as of the grant date for the award. The following amounts reflect the grant date award value assuming maximum performance is achieved under the 2018 performance stock unit awards: Mr. Boynton, $12,157,939; Mr. Ruperto, $3,431,709; Mr. Herman, $1,078,535; Mr. Manzer, $980,518 and Mr. Posze, $784,437.

(3)

Amounts under the Non-Equity Incentive Plan Compensation column represent annual cash incentive awards under our 2018, 2017 and 2016 Annual Cash Incentive Programs. The amount under the Bonus column for 2018 represents the payment of a retention award described in the 2014 Proxy Statement. Mr. Boynton received a $4 million cash payment together with interest at a fixed rate of 3.25%.

(4)

Represents the annual change in actuarial present value of the participant’s pension benefit under the Company’s retirement plans and non-qualified deferred compensation in 2018. The actuarial present values declined in 2018 compared to 2017. The change in pension values are as follows: Mr. Boynton, $44,810 decrease and Mr. Herman, $146,778 decrease.

(5)

The All Other Compensation column in the Summary Compensation Table above includes the following for 2018: tax services and wellness reimbursements, executive physicals, 401(k) Company contributions, 401(k) retirement contribution/enhanced match, Excess Savings Plans, basic life insurance premiums, cell phone stipend, and relocation.

2019 RYAM PROXY STATEMENT	47

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

All Other 2018 Compensation

	PAUL G. BOYNTON		FRANK A. RUPERTO	MICHAEL R. HERMAN	WILLIAM R. MANZER	JAMES L. POSZE JR.
	($)		($)	($)	($)	($)

Financial/tax planning services	53,475	(1)	-	10,000	-	10,000

Executive annual physica(2)	-		1,578	-	-	-

Life insurance premiums	1,229		684	607	561	482

401(k) Plan Company contributions	11,000		11,000	11,000	9,338	11,000

401(k) Retirement contribution/Enhanced Match	-		8,250	-	8,250	8,250

Cell Phone Stipend	360		360	360	360	360

Excess Savings Plan Company contributions	23,606		22,950	4,929	8,325	8,715

Wellness	500		500	500	-	-

Relocation	-		-	-	33,449	-

Gross-up on relocation benefit	-		-	-	1,941	-

Total	90,170		45,322	27,396	62,224	38,807

(1)

Financial/tax planning services for Mr. Boynton are capped at $25,000 for each year; however, unused funds from the prior two years may be added to the current year’s available balance, which creates a three-year rolling look back period.

(2)	All executives had physical examinations in 2018; due to timing of invoicing by health care providers, only Mr. Ruperto’s examination was paid for in 2018.

48

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

GRANTS OF PLAN BASED AWARDS IN 2018

NAME	GRANT DATE	APPROVAL DATE(1)	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(3)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(4)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(5)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Paul G. Boynton		12/14/2017	158,200	988,750	1,977,500
	3/6/2018	3/5/2018				63,855	212,850	532,125		4,863,176
	3/6/2018	3/5/2018							91,222	1,834,474
Frank A. Ruperto		12/14/2017	44,408	277,550	555,100
	3/6/2018	3/5/2018				18,024	60,079	150,198		1,372,679
	3/6/2018	3/5/2018							25,748	517,792
Michael R. Herman		12/14/2017	39,284	245,525	491,050
	3/6/2018	12/14/2017				5,665	18,882	47,205		431,414
	3/6/2018	12/14/2017							8,093	162,750
William R. Manzer		12/14/2017	30,804	192,525	385,050
	3/6/2018	12/14/2017				5,150	17,166	42,915		392,207
	3/6/2018	12/14/2017							7,357	147,949
James L. Posze Jr.		12/14/2017	26,479	165,495	330,990
	3/6/2018	12/14/2017				4,120	13,733	34,333		313,770
	3/6/2018	12/14/2017							5,886	118,367

(1)

2018 Equity Incentive Program grants were approved in December 14, 2017 (except Mr. Boynton’s and Mr. Ruperto’s awards, which were approved March 5, 2018) and the grant date reflects the date on which the Compensation Committee approved the applicable performance measures. The number of units granted was determined as of March 6, 2018, using the average closing market price from the ten trading days prior to March 6, 2018. For the Non-Equity Incentive Plan Awards, the approval date reflects the date on which the Compensation Committee approved the 2018 Annual Cash Incentive Program.

(2)

Reflects potential cash incentive awards under the 2018 Annual Cash Incentive Program. Awards can range from 0% to 200% of the target cash incentive award. See the 2018 Annual Cash Incentive Program section of the CD&A. The actual amount earned by each named executive officer for 2018 is reflected in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

(3)

Reflects potential payouts, in numbers of shares, under the 2018 PSU unit awards, which are part of the overall 2018 Equity Incentive Program. Awards can range from 0% to 200% of the target award based on ROIC performance plus a potential additional 25% based on the cumulative TSR modifier. Please refer to the Long-Term Incentives: Equity Award section of the CD&A.

(4)	Reflects time-based RSU awards for 2018, granted as part of our 2018 Equity Incentive Program, which vest on the third anniversary of the grant date.

(5)

Reflects the grant date fair value of each equity award computed in accordance with FASB Topic 718. For performance stock units, the grant date fair value is computed using the Monte Carlo simulation model, which utilizes multiple input variables that determine the probability of satisfying the performance conditions stipulated in the award to determine the fair market value.

2019 RYAM PROXY STATEMENT	49

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR END

NAME	OPTION AWARDS(4)					STOCK AWARDS(4)
	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE(1)	OPTION EXERCISE PRICE ($)	OPTION GRANT DATE	OPTION EXPIRATION DATE	STOCK AWARD GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS
										NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)		MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)

Paul G. Boynton	20,091		36.5528	1/2/2014	1/2/2024

	13,986		45.2121	1/2/2013	1/2/2023

	13,774		38.1593	1/3/2012	1/3/2022

	7,523		31.8108	1/3/2011	1/3/2021

	8,957		24.2426	1/4/2010	1/3/2020

	14,767		17.3358	1/2/2009	1/1/2019

						3/1/2016	121,563	(5)(a)	1,294,646

						3/1/2017	65,523		697,820

						3/6/2018	91,222		971,514

						3/1/2016				180,000	(5)(b)	1,917,000

						3/1/2016				270,000	(5)(c)	2,875,500

						3/1/2016				259,118	(5)(d)	2,759,607

						3/1/2017				382,215		4,070,590

						3/6/2018				532,125		5,667,131

Frank A. Ruperto	4,173		39.4393	3/31/2014	3/31/2024

						3/31/2014	363	(6)	3,866

						1/2/2015	12,500	(7)	133,125

						3/1/2016	20,000	(8)	213,000

						3/1/2016	36,903		393,017

						3/1/2017	21,061		224,300

						3/6/2018	25,748		274,216

						3/1/2016				123,097	(9)(a)	1,310,983

						3/1/2016				92,171	(9)(b)	981,621

						3/1/2017				122,855		1,308,406

						3/6/2018				150,198		1,599,603

Michael R. Herman	4,327		36.5528	1/2/2014	1/2/2024

	3,263		45.2121	1/2/2013	1/2/2023

	3,850		38.1593	1/3/2012	1/3/2022

	4,581		31.8108	1/3/2011	1/3/2021

	5,981		24.2426	1/4/2010	1/3/2020

						1/2/2015	10,000		106,500

						3/1/2016	30,390		323,654

						3/1/2017	16,381		174,458

						3/6/2018	8,093		86,190

						3/1/2016				177,278		1,888,005

						3/1/2017				95,555		1,017,661

						3/6/2018				47,205		502,733

William R. Manzer	1,390		36.5528	1/2/2014	1/2/2024

	1,047		45.2121	1/2/2013	1/2/2023

	1,102		38.1593	1/3/2012	1/3/2022

	655		33.0651	1/24/2011	1/24/2021

						1/2/2015	6,250		66,563

						3/1/2016	13,024		138,706

						5/23/2016	15,000	(8)	159,750

						3/1/2017	9,360		99,684

						3/6/2018	7,357		78,352

						3/1/2016				75,975		809,134

						3/1/2017				54,603		581,517

						3/6/2018				42,915		457,045

James L. Posze Jr.	2,163		36.5528	1/2/2014	1/2/2024

	1,399		45.2121	1/2/2013	1/2/2023

	828		38.1593	1/3/2012	1/3/2022

	729		31.8108	1/3/2011	1/3/2021

						1/2/2015	10,000		106,500

						3/1/2016	16,280		173,382

						3/1/2017	8,775		93,454

						3/6/2018	5,886		62,686

						3/1/2016				94,970		1,011,431

						3/1/2017				51,190		545,174

						3/6/2018				34,333		365,641

50

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

(1)

Option awards vest and become exercisable in one-third increments on the first, second and third anniversaries of the grant date. Restricted stock awards, restricted stock units and cash-settled stock unit awards vest on the third anniversary of the grant date, except as described in footnote (5) below.

(2)

Represents performance share, performance stock unit and cash-settled PSU performance stock unit awards granted in 2016, 2017 and 2018, each with a 36-month performance period. These awards are immediately vested following the completion of the performance period upon the determination of the amount earned, if any, based on performance achievement. Under the terms of our PSU awards, the actual award value can range from zero to 200% of the target, with an additional 25% under our TSR modifier measured cumulatively over the three-year performance period. See the Long-Term Incentives: Equity Awards section of the CD&A. The amounts reported here for the 2016 PSUs reflect the amount earned for the performance period ending December 31, 2018 as discussed in the CD&A. The amounts reported here for 2017 and 2018 awards assume maximum performance achievement, but the amounts actually earned pursuant to these awards, if any, will not be determined until following the end of the respective performance periods on December 31, 2019 and December 31, 2020.

(3)	Value based on the December 31, 2018 closing price of Rayonier Advanced Materials stock of $10.65.

(4)	Share amounts and option exercise prices shown have been adjusted to reflect a June 2014 valuation adjustment due to our spinoff from our former parent company.

(5)

For Mr. Boynton’s 2016 Equity Incentive Program award, Mr. Boynton was subject to an annual 180,000 Common Stock share limit provided in the Equity Incentive Plan document in effect at the time of the grant. Therefore, his 2016 Equity Incentive Program award was capped at 180,000 performance shares with the balance of his performance-based award made in the form of cash-settled performance shares, which were subject to the same performance and vesting conditions as the performance shares, and the time-based portion of his 2016 Equity Incentive Program grant was made in the form of cash-settled stock units which track our stock price and were subject to the same three-year cliff vesting as our time-based restricted shares. All cash-settled unit awards were made outside of the Equity Incentive Plan document in effect at the time of the grant. The amount referenced as (a) represents Mr. Boynton’s time-based cash-settled stock units. The amount referenced as (b) represents the portion or Mr. Boynton’s 2016 Equity Incentive Program performance share award that was settled in shares of RYAM stock in March 2019. The amount referenced as (c) represents the portion of Mr. Boynton’s performance share award that was settled in cash in March 2019. The amount referenced as (d) represents Mr. Boynton’s cash-settled performance stock units, subject to the same performance and vesting conditions as the performance shares which were paid in March 2019.

(6)

Represents Mr. Ruperto’s sign-on restricted stock grant, 40% of which vested on the second anniversary of the grant date and the remaining 60% of which vested in equal increments over the following three anniversaries of the grant date.

(7)	Represents a retention award in the form of a restricted stock grant which vested on the fourth anniversary of the grant date.

(8)

For Mr. Ruperto, represents a retention award in the form of a restricted stock grant which vested on the third anniversary of the grant date. For Mr. Manzer, represents a restricted stock grant in respect of a promotion, which vests on the fourth anniversary of the grant date.

(9)

For Mr. Ruperto’s 2016 Equity Incentive Program award, Mr. Ruperto was subject to an annual 180,000 Common Stock share limit provided in the Equity Incentive Plan document, in effect at the time of the grant. The amount referenced as (a) represents the portion of Mr. Ruperto’s 2016 Equity Incentive Program performance share award that was settled in shares of RYAM stock in March 2019. The amount reflected as (b) represents the portion of Mr. Ruperto’s performance share award that was settled in cash.

OPTION EXERCISES AND STOCK VESTED IN 2018

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)

Paul G. Boynton	-	-	197,649	3,889,513

Frank A. Ruperto	-	-	45,283	891,769

Michael R. Herman	-	-	41,926	825,057

William R. Manzer	-	-	12,478	247,439

James L. Posze Jr.	-	-	20,964	412,548

(1)	Represents vesting of restricted stock awards and 150% payout of the 2015 performance share award which was a part of the overall 2015 Equity Incentive Plan.

2019 RYAM PROXY STATEMENT	51

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

PENSION BENEFITS

The following table illustrates the present value of accumulated benefits payable under the Retirement Plan for Salaried Employees of Rayonier Advanced Materials Inc., a tax qualified retirement plan (the Retirement Plan), and the Rayonier Advanced Materials Inc. Excess Benefit Plan, a non-qualified retirement plan (the Excess Retirement Plan), at the earliest eligible retirement age.

NAME(1)	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(2)	PAYMENTS DURING LAST FISCAL YEAR ($)
Paul G. Boynton	Rayonier Advanced Materials Salaried Plan	19.7	954,322	-
	Rayonier Advanced Materials Excess Benefit Plan	19.7	7,802,130	-
Michael R. Herman	Rayonier Advanced Materials Salaried Plan	15.3	742,390	-
	Rayonier Advanced Materials Excess Benefit Plan	15.3	1,428,537	-

(1)	Messrs. Ruperto, Manzer and Posze are not participants in our defined benefit pension plans.

(2)

Determined using the assumptions that applied for FASB ASC 715-30 disclosure as of the date indicated. For December 31, 2018, an interest rate of 4.17% was used and the mortality assumptions were the 2014 Mercer MILES Mortality Table and Mortality Improvement Scale. Mortality is assumed from the retirement date only, so only the annuitant tables are used in our calculations. Benefits are assumed to be paid in the normal form of payment, which is a life annuity for single employees, the 90/50 survivor form for married employees eligible for retirement, and the 50% Joint and Survivor form for married employees not eligible for retirement, according to the marital status at December 31, 2018. If spousal information is not available, husbands are assumed to be three years older than wives.

The Retirement Plan is a tax-qualified retirement plan covering substantially all eligible salaried employees hired prior to January 1, 2006. This Plan provides income replacement following retirement through the payment of monthly pension benefits based upon the employee’s average final compensation and years of service. The costs of benefits under the Retirement Plan are borne entirely by the Company. Consistent with the Company’s desire that salaried employees take a more active role in saving for retirement, this benefit was replaced by an increased retirement contribution under the Rayonier Advanced Materials Investment Savings Plan for Salaried Employees for new salaried employees effective January 1, 2006.

For the period through December 31, 2003, the annual pension amounts to two percent of a member’s average final compensation for each of the first 25 years of benefit service, plus one and one-half percent of a member’s average final compensation for each of the next 15 years of benefit service, reduced by one and one-quarter percent of the member’s primary Social Security benefit for each year of benefit service to a maximum of 40 years, provided that no more than one-half of the member’s primary Social Security benefit is used for such reduction. Effective January 1, 2004, the Retirement Plan was amended so that for future service the annual pension amounts to one and one-half percent of a member’s final average compensation for each year of benefit service to a maximum of 40 years.

A member is vested in benefits accrued under the Retirement Plan upon completion of five years of eligibility service. Messrs. Boynton and Herman are vested in their accrued benefits. Normal retirement is at age 65. The Retirement Plan also provides for unreduced early retirement pensions for participants who retire at or after age 60 following completion of 15 years of eligibility service. Reduced benefits are available at age 55 with at least 10 years of service (Standard Early Retirement) or as early as age 50 with age plus eligibility service equal to at least 80, or as early as age 55 with at least 15 years of eligibility service (Special Early Retirement). The plan benefit for a member eligible for Standard Early Retirement will be reduced by 3% for each year of age under 65 (e.g., age 64 would result in 97% of the benefit payable). The Retirement Plan benefit for a member eligible for Special Early Retirement will receive a 5% reduction for each year of age under 60 (e.g., age 59 would result in 95% of the benefit payable).

52

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

A member’s average final compensation includes salary and approved bonus payments calculated under the Retirement Plan as follows: (1) the member’s average annual base salary for the five calendar years during the member’s last 120 calendar months of service which yield the highest such average, plus (2) the member’s average approved bonus payments for the five calendar years during the member’s last 120 calendar months of service which yield the highest such average.

The Excess Plan was adopted to meet the retirement needs of a small segment of its salaried employee population affected by limits imposed under federal law. The Excess Plan was frozen to new participants effective January 1, 2006. Applicable federal law limits the amount of benefits that can be paid and the compensation that may be recognized under a tax-qualified retirement plan. Tax-qualified retirement plan participants whose annual benefit at the time of payment exceeds the IRC Section 415 limitations or whose benefit is limited on account of the IRC Section 401(a)(17) limitation on compensation are participants in the Excess Plan. The practical effect of the Excess Plan is to continue calculation of benefits after retirement to all employees on a uniform basis regardless of compensation levels. All employees covered by the Retirement Plan are eligible under the Excess Plan to the extent their compensation exceeds the IRC limits noted above.

NON-QUALIFIED DEFERRED COMPENSATION

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)(1)	AGGREGATE EARNINGS IN LAST FY ($)	AGGREGATE WITHDRAWALS/DISTRIBUTIONS IN LAST FY ($)	AGGREGATE BALANCE AT LAST FY ($)(2)
Paul G. Boynton	44,713	23,606	20,425	-	633,662
Frank A. Ruperto	11,900	22,950	3,301	-	110,324
Michael R. Herman	4,498	4,929	4,790	-	146,483
William R. Manzer	-	8,325	1,441	-	41,746
James L. Posze Jr.	50,304	8,715	4,311	-	125,334

(1)	All executive and Company contributions in the last fiscal year are reflected in the Summary Compensation Table as 2018 compensation.

(2)

To the extent that a participant was a Named Executive Officer in prior years, executive and Company contributions included in the Aggregate Balance at Last FYE column have been reported in the Summary Compensation Table for the applicable year.

The Rayonier Advanced Materials Inc. Excess Savings and Deferred Compensation Plan (the “Excess Savings Plan”) is a nonqualified, unfunded plan that consists of two components, an Excess Savings component (a supplement to the Rayonier Advanced Materials Investment Savings Plan for Salaried Employees (the “Savings Plan”)) and an Excess Base Salary and Bonus Deferral component.

The Savings Plan, which is our tax qualified 401(k) plan, is not reflected in the table above which under SEC rules covers only our non-qualified deferred compensation plan. The Savings Plan is designed to encourage salaried employees to save and invest for retirement. Under this Plan, employees may contribute up to the annual IRS limits on a pre-tax basis. The Company matches such contributions at a rate of $.50 for each $1.00 up to 8% of the employee’s base salary. In addition, for 2018, the Company made an annual retirement contribution to each participant’s account equal to 3% of base salary and annual bonus for employees hired after January 1, 2006. The retirement contribution was increased, and automatic enrollment of all new salaried employees in the Savings Plan implemented, coincident with the closing of the Company’s defined benefit pension plan to new salaried employees effective January 1, 2006. This change reflects the Company’s desire that salaried employees take a more active role in planning, saving and investing for retirement.

The Company contributions to the Savings Plan, both matching and retirement contributions, vest at a rate of 20% per year over the participant’s first five years of employment. These contributions are reflected as compensation in the Summary Compensation Table.

2019 RYAM PROXY STATEMENT	53

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

The Excess Savings Plan supplements the Savings Plan by providing employees with Company contributions that are lost due to the IRC regulations limiting employee contributions to tax qualified 401(k) plans. Participants can contribute up to 8% of total base salary. The Company contributes up to 4% of total base salary (reduced by the regular matching contributions made under the Savings Plan). Amounts contributed by participants and the Company match, are unsecured, but earn a return equal to 120% of the applicable federal long-term rate (adjusted monthly). The average interest rate in 2018 was 3.52%. Excess Savings participants may elect to receive a lump sum or annual installments upon termination of employment.

The Excess Base Salary and Bonus Deferral component of the Excess Savings Plan allows employees with a base salary in excess of $175,000 the opportunity to defer up to 100% of their base salary and all or any portion of their annual bonus. Amounts deferred are unsecured, but earn a return equal to the 10-year treasury rate plus 1.50% (adjusted monthly). The average treasury interest rate in 2018 was 289%. Excess Base Salary Deferral and Annual Bonus Deferral participants may elect to receive a lump sum or annual installments not to exceed fifteen years upon termination of employment or a specific date.

54

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

NAME	CASH SEVERANCE ($)	ANNUAL CASH INCENTIVE SEVERANCE ($)	RETIREMENT BENEFIT ($)(3)	MEDICAL/ WELFARE, TAX AND OUTPLACEMENT BENEFITS ($)(4)	ACCELERATION OF EQUITY AWARDS ($)(5)	OTHER(6)
Paul G. Boynton

Voluntary Termination	-	-	-	-	-	-

Terminated for cause	-	-	-	-	-	-

Retirement	-	-	-	-	-	-

Involuntary termination(1)	2,010,000	3,460,000	-	52,663	8,846,753	-

Change in Control	-	-	-	-	7,552,101	-

Involuntary or voluntary termination for good reason after change in control(2)	3,015,000	6,595,000	3,233,838	98,970	16,853,524	-

Frank A. Ruperto

Voluntary Termination	-	-	-	-	-	-

Terminated for cause	-	-	-	-	-	-

Retirement	-	-	-	-	-	-

Involuntary termination(1)	697,500	835,475	-	46,831	2,441,188	-

Change in Control	-	-	-	-	2,429,590	-

Involuntary or voluntary termination for good reason after change in control(2)	1,395,000	1,820,000	181,179	72,693	5,482,370	-

Michael R. Herman

Voluntary Termination	-	-	-	-	-	-

Terminated for cause	-	-	-	-	-	-

Retirement	-	-	-	-	-	-

Involuntary termination(1)	410,000	610,100	-	36,882	2,318,159	-

Change in Control	-	-	-	-	1,994,505	-

Involuntary or voluntary termination for good reason after change in control(2)	1,230,000	1,650,000	1,167,131	59,858	3,797,561	-

William R. Manzer

Voluntary Termination	-	-	-	-	-	-

Terminated for cause	-	-	-	-	-	-

Retirement	-	-	-	-	-	-

Involuntary termination(1)	390,000	518,900	-	40,072	1,014,402	-

Change in Control	-	-	-	-	875,697	-

Involuntary or voluntary termination for good reason after change in control(2)	780,000	1,120,000	130,268	59,754	2,116,524	-

James L. Posze Jr.

Voluntary Termination	-	-	-	-	-	-

Terminated for cause	-	-	-	-	-	-

Retirement	-	-	-	-	-	-

Involuntary termination(1)	335,000	420,850	-	43,862	1,291,579	-

Change in Control	-	-	-	-	1,117,931	-

Involuntary or voluntary termination for good reason after change in control(2)	670,000	810,000	110,902	67,188	2,138,883	-

(1)

For purposes of calculating the executive’s cash severance entitlement, represents the executive’s base salary and target Annual Cash Incentive pay times the applicable tier multiplier under the Executive Severance Non-Change in Control Plan (2 times for Tier I, 1.5 times for Tier II, and 1 times for Tier III) and pro-rata as of 12/31/18. Mr. Boynton is included in Tier I; Mr. Ruperto in Tier II; and Messrs. Herman, Manzer, and Posze are included in Tier III.

(2)

For purposes of calculating the executive’s cash severance entitlement, the executive’s base pay is multiplied by the applicable tier multiplier under the CIC Plan (3 times for Tier I and 2 times for Tier II). Messrs. Boynton, Ruperto, and Herman are included in Tier I and Messrs. Manzer and Posze are included in Tier II). For purposes of calculating the Annual Cash Incentive Severance, the applicable tier multiplier is applied to the greater of: (i) the highest

2019 RYAM PROXY STATEMENT	55

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Annual Cash Incentive received over the three years preceding the termination of employment; (ii) the target Annual Cash Incentive for the year in which the CIC occurred; or (iii) the target Annual Cash Incentive in the year of termination, which is the full-year cash incentive for termination as of December 31, 2018.

(3)

Represents the actuarial value of an additional two or three years, based upon the applicable tier multiplier, of eligibility service and age under the Company’s retirement plans and additional years participation in the Savings Plan at the executive’s current contribution levels.

(4)

Represents: (i) the present value of the annual Company contribution to health and welfare plans times the applicable tier multiplier; (ii) the value of the executive’s annual tax and financial planning allowance of $25,000 for Mr. Boynton, and $10,000 for the other NEOs; and (iii) up to $30,000 in outplacement services.

(5)

Effective January 1, 2016, our CIC Plan and Equity Incentive Plan were amended to eliminate automatic vesting of time-based equity awards upon a change in control, with automatic vesting of performance awards at target only if actual performance exceeded target at the time of the change in control. Under our CIC Severance Plan and our Equity Incentive Plan adopted at the annual meeting of stockholders in May 2017, time-based and performance-based equity awards vest only upon a qualifying termination event occurring within two years following a CIC unless the awards are not assumed by the acquirer. Equity acceleration amounts reflected in the table for CIC reflect vesting of awards granted prior to the 2016 and 2017 amendments.

For stock option awards, the value was calculated as the difference between the closing price of the Company’s stock on December 31, 2018 and the option exercise price. Performance share and performance unit awards (reflected here at maximum for 2016 and 2017, and at 100% for 2018) and restricted stock and restricted stock unit awards were valued using the closing price of the Company’s stock on December 31, 2018. Any payout of the performance shares or performance units is subject to any common stock share cap under the Equity Incentive Plan in effect at the time of grant. Under the CIC Severance Plan, outstanding performance shares or units for which the performance period is not more than 50% complete will vest at target upon a qualifying termination following a change in control. Outstanding performance shares or units for which the performance period is more than 50% complete at the time of the qualifying termination following a change in control will vest at the greater of target or actual performance achievement as determined pursuant to CIC Severance Plan terms.

As discussed in the CD&A under Severance Pay and Change in Control Benefits, under our CIC Severance Plan, there are no excise tax reimbursements made for our executives. They are instead subject to a net best provision whereby the executive would be entitled to the greater after-tax benefit of either (i) full CIC payments and benefits, for which the executive is responsible for the payment of any applicable 208G excise tax or (ii) CIC payments and benefits cut back to the amount that would result in no 280G excise tax for the executive.

Our Executive Severance Non-Change in Control Plan provides severance benefits to employees at the level of vice-president and above, including the NEOs, in the event their employment is terminated (other than for cause or other non-qualifying terminations defined in the plan). This Executive Severance Non-Change in Control Plan replaces the Severance Pay Plan for Salaried Employees for the executive level group of employees. Benefits may range from 9 months to 24 months.

The amounts shown in the table above do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary, vacation pay, regular pension benefits, welfare benefits and 401(k) distributions. Amounts that would be distributed pursuant to the Company’s nonqualified deferred compensation plans are indicated in the Nonqualified Deferred Compensation table. Other than as reflected in the table and footnote (3) above, amounts that would be distributed pursuant to the Company’s tax-qualified and non-qualified retirement plans are indicated in the Pension Benefits table.

A termination by an executive within two years after a change in control would generally be for good reason if it results from: (i) a significant diminution in the executive’s position or the assignment to the executive of any duties inconsistent in any respect with his or her position (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities immediately before the change in control; (ii) any material reduction in the executive’s salary, bonus opportunities, benefits, or other compensation; (iii) the relocation of the executive’s principal place of business by more than 35 miles from his or her previous place of business; or (iv) any termination of the CIC Severance Plan other than by its express terms. Regardless of whether a change in control had occurred, an executive would not be entitled to payments under the CIC Severance Plan if he or she was terminated for cause. A termination of an executive generally would be for cause if it was due to (i) the willful and continued refusal of the executive to substantially perform his or her employment duties following written notification by Rayonier Advanced Materials’ Board of Directors; or (ii) engagement of the executive in illegal conduct or gross misconduct that is demonstrably injurious to the Company, including an indictment or charge by any prosecuting agency with the commission of a felony.

56

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

The Company may condition payment of a portion of an executive’s severance benefits under the CIC Severance Plan upon his or her agreement to adhere to confidentiality covenants, as well as to refrain from disparaging the Company (subject to certain limitations as required by law) or its products; competing directly with the Company; or inducing certain employees to terminate employment or service with the Company. These covenants would generally remain in effect for the shorter of one year from the executive’s termination or two years following a change of control, except that the confidentiality covenants would remain in effect for the longer of two years from the executive’s termination or three years following a change in control. By accepting the conditioned payments, an executive will be deemed to have consented to the issuance of a temporary restraining order to maintain the status quo pending the outcome of any equitable proceeding that may be brought by Rayonier Advanced Materials to enforce such covenants.

Unless otherwise indicated, all cash payments would be made by the Company in a lump sum, although the timing of some payments and benefits may be delayed by six months after termination in accordance with IRC Section 409A, which regulates deferred compensation. The Company has established two rabbi trusts related to the CIC Severance Plan. One is designed to defray the legal costs incurred by the executives in enforcing their rights under the CIC Severance Plan if the Company does not meet its obligations. The Company has funded $2,042,821,87 to this trust. If there is a change in control at the Company, the Company would transfer to the second trust an amount sufficient to satisfy the cash payments that would be required to be paid in the event of a qualifying termination of executives covered under the CIC Severance Plan.

CEO PAY RATIO

The annual total compensation of our median-paid employee on a worldwide basis for 2018 was $85,422. The annual total compensation of our CEO for 2018, as reported in the Summary Compensation table on page 47, was $13,814,099. The ratio of our CEO’s total compensation to our median employee’s total compensation is 162 to 1, which is calculated by dividing the CEO’s annual total compensation by that of our median-paid employee.

In 2018, the annual total compensation of our CEO included a one-time cash payment of $4,587,529 million pursuant to a retention agreement executed at the time of the Company’s spin-off in 2014. If this one-time payment was excluded from the CEO’s total annual compensation, the pay ratio in 2018 would be 108 to 1.

To determine the median-paid employee, we identified our total employee population as of October 1, 2018, (3,260) and, in accordance with SEC rules, excluded our CEO and employees from countries representing less than 5% of our employee base. Accordingly, we excluded a total of 9 employees in the United Kingdom (4), China (2) and Japan (3), from our total employee population, resulting in an employee population of 3,251 for purposes of calculating our CEO pay ratio. From this list, we ranked employees based on their tax-reported wages, converting pay for non-US employees to U.S. Dollars based on exchange rates as of December 31, 2018.

We believe the CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The pay ratio reported by other companies may not be comparable to ours, as other companies may have different employment and compensation practices and may use different methodologies in calculating their pay ratios.

2019 RYAM PROXY STATEMENT	57

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the Common Stock beneficially owned as of March 20, 2019 by each of the Company’s directors, each of the NEOs and all directors and executive officers as a group. Unless otherwise indicated, all Common Stock listed below is owned directly by the named individual:

	BENEFICIAL OWNERSHIP
NAME OF BENEFICIAL OWNER	COMMON STOCK BENEFICIALLY OWNED(1)		EXERCISABLE STOCK OPTIONS(2)	TOTAL COMMON STOCK AND EXERCISABLE STOCK OPTIONS	PERCENT OF CLASS
Charles E. Adair	21,830		-	21,830	*

De Lyle W. Bloomquist(4)	27,904		-	27,904	*

Paul G. Boynton(4)	493,513	(3)	64,331	557,844	1.12%

C. David Brown, II(4)	34,492		-	34,492	*

Julie A. Dill	1,500		-	1,500	*

Mark E. Gaumond(4)	23,344		-	23,344	*

Matthew P. Hepler	-		-	-	*

James F. Kirsch	22,304		-	22,304	*

Thomas I. Morgan	22,648		-	22,648	*

Lisa M. Palumbo	46,354		-	46,354	*

Michael R. Herman(4)	227,587	(3)	22,002	249,589	*

William R. Manzer	90,226	(3)	4,194	94,420	*

James L. Posze, Jr.(4)	119,480	(3)	5,119	124,599	*

Frank A. Ruperto	194,591	(3)	4,173	198,764	*

Directors and executive officers as a group (18 persons)(5)	1,434,911	(3)	105,087	1,539,998	3.09%

*	Indicates that the percentage of beneficial ownership of the director or executive officer does not exceed 1 percent of the class.

(1)

Does not include outstanding unvested restricted stock unit awards as follows: Messrs. Adair, Bloomquist, Brown, Gaumond, Hepler, Kirsch and Morgan and Ms. Dill and Ms. Palumbo, 5,751 shares each; Mr. Boynton, 154,704 shares; Mr. Herman, 20,380 shares; Mr. Manzer, 19,644 shares; Mr. Posze, 14,590 shares; Mr. Ruperto, 46,226 shares; and all directors and executive officers as a group, 351,834 shares.

(2)

Pursuant to SEC regulations, stock receivable through the exercise of employee stock options that are exercisable within 60 days after March 20, 2019 are deemed to be beneficially owned as of March 20, 2019.

(3)

Includes the following shares allocated under the 401(k) Plan to the accounts of Mr. Boynton, 3,572 shares; Mr. Herman, 563 shares; Mr. Manzer, 5,358 shares; Mr. Posze, 878 shares; Mr. Ruperto, 5,755 shares; and all directors and executive officers as a group, 22,470 shares.

(4)

As of March 20, 2019, the following shares of the Company’s 8.00% Series A Mandatory Convertible Preferred Stock (Series A Preferred Stock) were owned as follows: Mr. Bloomquist, 1,950 shares; Mr. Boynton, 1,000 shares; Mr. Brown, 7,094 shares; Mr. Gaumond, 2,100 shares; Mr. Herman, 1,000 shares; and Mr. Posze, 250 shares, which collectively was less than 1% of the Series A Preferred Stock outstanding.

(5)	Directors and executive officers are not permitted to pledge any shares of our Common Stock under our policies; to our knowledge, none have done so.

58

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

EXECUTIVE OFFICERS

Our executive officers are elected by the Board of Directors and hold office as determined by the Board. The information set forth below includes the current executive officers of the Company who are not also serving as directors. (Mr. Boynton’s biography appears on page 18.)

Chris Black, 60, Senior Vice President, Forest Products, Paper and Board Business–Mr. Black joined the Company in 2017 as Senior Vice President, Forest Products, Paper and Board Business, following the acquisition of Tembec. Prior to the acquisition, Mr. Black was Executive Vice President, Forest Products, Pulp and Paper at Tembec. Mr. Black began his career in 1983 with Kimberly-Clark Corporation where, over a ten-year period, he held increasingly senior positions in finance and marketing. In 1992, he joined Navistar as Director of Marketing and continued in the heavy truck industry in several sales and general management roles until joining Tembec in 2000. Mr. Black joined Tembec as Vice President, Sales and Marketing, Newsprint Division and was appointed Executive Vice President, Forest Products, Pulp and Paper in 2013. He holds a B.A. in Economics and a M.B.A. (Finance) from York University in Toronto.

Erin M. Byers, 59, Senior Vice President, High Purity and High Yield Cellulose Business–Dr. Byers joined Rayonier Inc. (an international forest products company with core businesses in timber and real estate) (“Rayonier Inc.”) in September 1988 as Senior Research Specialist for R&D. In May 1993, he transferred to the Sales and Marketing group as a Technical Marketing Representative and in May 2007, he was promoted to Director, Cellulose Specialties. In November 2009, he was promoted to Vice President, Sales, Marketing and Research, a position he held until June 2014. Following our 2014 spinoff from Rayonier Inc., Dr. Byers was appointed Vice President, Sales, Marketing and Research of the Company and was elected to his current position effective December 1, 2017. Dr. Byers holds a bachelor’s degree in Paper Science from the State University of New York and a masters and PhD from the Institute of Paper Chemistry.

John P. Carr, 48, Chief Accounting Officer and Vice President, Controller–Mr. Carr joined Rayonier Inc. as Controller, Performance Fibers in July 2006, a position he held until June 2014. Following our 2014 spinoff, Mr. Carr was elected Vice President, Controller of the Company and was elected to his current position effective January 1, 2016. Prior to joining Rayonier Inc., from March 2002 to July 2006, he served as Vice President and Controller at The Haskell Company. From October 2000 to March 2002, Mr. Carr was Director of Financial Reporting, Mergers and Acquisitions at CommTec Industries, Inc. and from September 1993 to October 2000, he was an Audit Manager at Arthur Andersen, LLP. Mr. Carr holds a Bachelor of Business Administration, Accounting from the University of North Florida. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Paolo G. Dottori, 55, Vice President, Center of Excellence–Mr. Dottori joined the Company in 2017 as Senior Vice President, Supply Chain, External Affairs and Corporate Environmental, following the acquisition of Tembec and was appointed to his current position in January 2019. He joined Tembec in 1987, and over the course of his 30-plus year career has worked in various roles in operations and maintenance, engineering, procurement, project management and construction and in energy and environmental management, as well as corporate merger and acquisition transactions. Mr. Dottori is actively involved with industry associations in the electricity and energy sectors and currently acts as a Director and Treasurer of the Board of the Association of Major Power Consumers in Ontario and is a past Director of the Board of the Industrial Gas Users Association. Mr. Dottori holds a degree in mechanical engineering from the University of Toronto and is a member of both the Professional Engineers of Ontario and the Ordre des ingenieurs du Quebec.

Michael R. Herman, 56, Senior Vice President, General Counsel and Corporate Secretary–Mr. Herman joined Rayonier Inc. as Vice President and General Counsel in September 2003 and was named Senior Vice President and General Counsel in March 2013, a position he held until June 2014, when the Company was spun-off from Rayonier Inc. Following our 2014 spinoff, Mr. Herman was appointed to his current position for the Company. From 1997 to 2003, he was vice president and general counsel of GenTek Inc., and its predecessor company, General Chemical Corporation, which he joined in 1992. Mr. Herman was also counsel to IBM’s Integrated Systems

2019 RYAM PROXY STATEMENT	59

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Solutions Corporation for two years and served four years as an associate with the international law firm Shearman & Sterling. Mr. Herman holds a BA in economics and literature and rhetoric from Binghamton University and a JD from St. John’s University School of Law.

William R. Manzer, 61, Senior Vice President, Manufacturing Operations–Mr. Manzer joined Rayonier Inc. as Vice President, Manufacturing Operations in January 2011, a position he held until June 2014. Following our 2014 spinoff, Mr. Manzer was appointed to his current position for the Company. Prior to joining Rayonier Inc., from September 2001 to December, 2010, he was employed in various senior manufacturing roles for Fraser Papers (a manufacturer of specialized printing, publishing and converting papers) and most recently served as their Senior Vice President, Business Strategy and Projects. Previously, Mr. Manzer worked from January 1991 to August 2001 for Champion International and from June 1980 until December 1991 for Fraser Papers in various pulp and paper manufacturing roles. His responsibilities have included various roles at pulp and paper mills in the US and Canada. Mr. Manzer holds a bachelor’s degree in chemical engineering from the University of Maine, Orono.

James L. Posze, Jr., 54, Senior Vice President, Human Resources–From October 2010 to March 2013, Mr. Posze was Vice President, Human Resources at Rayonier Inc. and was promoted to Senior Vice President, Human Resources in March 2013, a position he held until June 2014. Following our 2014 spinoff, Mr. Posze was appointed to his current position for the Company. Prior to joining Rayonier Inc., Mr. Posze was with Albemarle Corporation (a manufacturer of polymers and fine chemicals), where he served as Global Director, Human Resources for more than eight years. Mr. Posze holds a bachelors degree in management from Western Kentucky University.

Frank A. Ruperto, 53, Chief Financial Officer and Senior Vice President, Finance and Strategy–Mr. Ruperto joined Rayonier Inc. in March 2014 as Senior Vice President, Corporate Development and Strategic Planning, a position he held until June 2014. Following our 2014 spinoff, he was appointed to the same position at the Company and was appointed to his current position in November 2014. Prior to joining Rayonier Inc., from 2003 to 2012, he served as Managing Director, Mergers and Acquisitions for Banc of America Securities and, subsequent to their merger, Bank of America Merrill Lynch (each a consumer banking and financial services provider). From 1996 to 2003, Mr. Ruperto held various positions at Merrill Lynch & Co. including Managing Director, Mergers & Acquisitions. Prior to that, Mr. Ruperto was an Associate with Kidder Peabody & Co./PaineWebber Inc. from 1993 to 1995 and with Smith Barney Inc. from 1995 to 1996. From 1988 to 1991, he was a Corporate Finance Analyst with Alex. Brown & Sons Inc. Mr. Ruperto received a Bachelor of Arts with a concentration in economics from Harvard College and holds an MBA, with a major in finance, from The Wharton School of Business at The University of Pennsylvania.

60

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the holdings of persons known to us to beneficially own more than five percent of the Company’s outstanding Common Stock as of December 31, 2018.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS
BlackRock, Inc.	7,608,449	(1)	14.90%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	5,347,360	(2)	10.47%
100 Vanguard Blvd.
Malvern, PA 19355
Renaissance Technologies LLC	3,834,000	(3)	7.51%
800 Third Avenue
New York, NY 10022
Dimensional Fund Advisors LP	3,578,683	(4)	7.01%
Building One
6300 Bee Cave Road
Austin, TX 78746
Sterling Capital Management LLC	2,842,416	(5)	5.57%
4350 Congress Street
Suite 1000
Charlotte, NC 28209

(1)

Aggregated holdings and percent of class as of December 31, 2018 as reported to the SEC on Schedule 13G/A on January 31, 2019, indicating sole voting power over 7,490,019 shares of Common Stock; and sole dispositive power over 7,608,449 shares of Common Stock.

(2)

Aggregated holdings and percent of class as of December 31, 2018 as reported to the SEC on Schedule 13G/A on February 12, 2019, indicating aggregated sole voting power over 51,402 shares of Common Stock; shared voting power over 11,389 shares of Common Stock; sole dispositive power over 5,291,707 shares of Common Stock; and shared dispositive power over 55,653 shares of Common Stock.

(3)

Aggregated holdings and percent of class as of December 31, 2018 as reported to the SEC on Schedule 13G/A on February 13, 2019, indicating sole voting and dispositive power over 3,834,000 shares of Common Stock.

(4)

Aggregated holdings and percent of class as of December 31, 2018 as reported to the SEC on Schedule 13G on February 8, 2019, indicating aggregated sole voting power over 3,449,294 shares of Common Stock; and sole dispositive power over 3,578,683 shares of Common Stock.

(5)

Aggregated holdings and percent of class as of December 31, 2018 as reported to the SEC on Schedule 13G on January 10, 2019, indicating aggregated sole voting and dispositive power over 2,842,416 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of our Company. Based solely on a review of copies of such forms filed with respect to fiscal year 2018 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than 10% of the Company’s outstanding Common Stock have complied with the reporting requirements of Section 16(a).

2019 RYAM PROXY STATEMENT	61

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

COMPENSATION COMMITTEE INDEPENDENCE; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of Messrs. Bloomquist, Brown, Gaumond, Morgan and Townsend(1), and Ms. Dill and Palumbo served as a member of our Compensation and Management Development Committee (the Compensation Committee) during the fiscal year ended December 31, 2018. Our Board has determined in its business judgment that each member of the Compensation Committee is “independent” within the meaning of the SEC and NYSE rules and our Director Independence Standards adopted by the Board as part of the CGPs. No member of the Compensation Committee served as one of our officers or employees at any time during 2018 or engaged in any related person transaction or relationship required to be disclosed in this Proxy Statement. None of our executive officers serve, or served during 2018, as a member of the board of directors or compensation committee of a public company that has at least one of its executive officers serving on our Board or Compensation Committee.

(1)	Mr. Townsend retired from the Board May 21, 2018.

62

Proposal 5 – Ratification of the Appointment of Independent Registered Public Accounting Firm

APPOINTMENT OF GRANT THORNTON AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019

On February 19, 2019, the Audit Committee appointed Grant Thornton as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019. Although submission of the appointment for ratification by the stockholders is not legally required, the Board believes that it is consistent with best practices and is an opportunity for stockholders to provide direct feedback to the Board on this important issue of corporate governance. If the stockholders do not ratify the selection of Grant Thornton, the Audit Committee will reconsider the selection of the independent registered public accounting firm for the Company for 2019.

Representatives of Grant Thornton will be present at the Annual Meeting to respond to appropriate questions and they will have an opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote “for” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for 2019.

REPORT OF THE AUDIT COMMITTEE

Management has primary responsibility for the Company’s financial statements and its reporting process, including the Company’s internal control system. Its independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to the conformity of such statements with accounting principles generally accepted in the United States of America as well as auditing the Company’s internal control over financial reporting.

The Audit Committee’s role is to assist the Board of Directors in oversight of the Company’s financial reporting process, including oversight of annual audits and quarterly reviews of the Company’s financial statement filings and audits of internal control over financial reporting. The Audit Committee has sole responsibility for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The Audit Committee is currently composed of six directors, all of whom have been determined by the Board of Directors in its business judgment to be “independent” within the meaning of the Company’s Director Independence Standards and “independent” and “financially literate” as defined under applicable securities laws and rules of the NYSE, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee charter can be found on the Company’s website at www.rayonieram.com.

The Audit Committee has reviewed the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and has discussed these audited financial statements with management and with the Company’s independent registered public accounting firm. In addition, the Audit Committee has held discussions with the Company’s independent registered public accounting firm covering the matters required by the Public Company Accounting Oversight Board’s (PCAOB)

2019 RYAM PROXY STATEMENT	63

PROPOSAL 5 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB for independent auditor communications with audit committees concerning independence, and has held discussions with the Company’s independent registered public accounting firm regarding their independence.

The Audit Committee met with the Company’s chief internal audit executive, and with the Company’s independent registered public accounting firm representatives to discuss, the overall scope and plans for each of their respective audits, the results of their examinations, their evaluations of the adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures, and the overall quality of the Company’s financial reporting. Separate private meetings without management present were also held with the Company’s chief internal audit executive at five meetings of the Audit Committee in 2018 and with representatives of the Company’s independent registered public accounting firm at five meetings of the Audit Committee in 2018. The Audit Committee also held five regularly scheduled private meetings with the Company Ombudsman in 2018. The Ombudsman is responsible for handling concerns and inquiries regarding compliance matters, including any submissions regarding the Company’s accounting, internal controls and auditing, as required by the Sarbanes-Oxley Act of 2002.

Based on the Audit Committee’s reviews and discussions with management and the independent registered public accounting firm as discussed above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved that the audited financial statements of the Company be included in the Company’s 2018 Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. The Audit Committee has also appointed, and has requested stockholder ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

This report is furnished by the members of the Audit Committee.

Charles E. Adair, Chair

DeLyle W. Bloomquist

Julie A. Dill

Mark E. Gaumond

Matthew P. Hepler

James F. Kirsch

AUDIT COMMITTEE FINANCIAL EXPERTS

The Board has evaluated whether at least one Audit Committee member meets the qualifications to serve as an “audit committee financial expert” in accordance with SEC rules. Based on its evaluation, the Board has determined that Messrs. Adair, Bloomquist and Gaumond are each independent of management and qualify as audit committee financial experts.

64

PROPOSAL 5 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton has served as the Company’s independent registered public accounting firm since March 9, 2016. The Audit Committee may change the appointment of the independent registered public accounting firm at any time if it determines, in its discretion, that such a change is in the best interest of the Company and its stockholders.

Grant Thornton billed the Company the following fees for services performed in fiscal years ended December 31, 2018 and 2017:

FEES ($ THOUSANDS)	2018	2017
Audit fees	$2,000	$1,952
Audit-related fees	-	90
Tax fees	-	29
Other Fees	-
Total	$2,000	$2,071

Audit fees include amounts for the audits of the annual financial statements, including the Tembec acquisition, and internal control over financial reporting, quarterly reviews of Forms 10-Q, audit of the income tax accrual, accounting research and consents for SEC filings.

Audit-related fees include services for review of prior audit workpapers of the predecessor auditor of Tembec Inc.

Tax fees include income tax services other than those directly related to the audit of the tax accrual.

The independent registered public accountants are prohibited by Company policy from providing professional services to Company executives for personal income tax return preparation or for financial or estate tax planning.

All services provided by the independent registered public accountant as set forth above were pre-approved in accordance with the Audit Committee’s pre-approval policies and procedures set forth on the attached Appendix D. Pursuant to such policies and procedures, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve, when the Audit Committee is not in session, audit-related services and allowable non-audit services and associated fees for any individual engagement for which fees are less than $10,000. Any such pre-approval of services and fees by the Chairman are reported to the full Audit Committee at its next regular meeting.

Questions and Answers about the 2019 Annual Meeting of Stockholders can be found on Appendix F.

BY ORDER OF THE BOARD OF DIRECTORS

By:
Michael R. Herman Corporate Secretary

2019 RYAM PROXY STATEMENT	65

APPENDIX A PROPOSED AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

Appendix A

Proposed Amendment to Amended and Restated Certificate of Incorporation to Declassify the

Board of Directors

Text of proposed amendment to the Company’s Certificate of Incorporation (deletions are indicated by strikeouts and additions are indicated by double-underlining):

AMEND SECTIONS 2, 3 AND 4 OF ARTICLE VI AS FOLLOWS:

Section 2.    Classes of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the directors shall, until the annual meeting of stockholders to be held in 2022, be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible~~, with the~~. The term of office of the ~~first class to~~class of directors elected at the annual meeting of stockholders held in 2019 shall expire at the ~~2015~~2022 annual meeting of stockholders, the term of office of the ~~second class to~~class of directors elected at the annual meeting of stockholders held in 2020 shall expire at the ~~2016~~2021 annual meeting of stockholders and the term of office of the ~~third class to~~class of directors elected at the annual meeting of stockholders held in 2021 shall expire at the ~~2017~~2022 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the ~~2015~~2020 annual meeting, (a) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the ~~third succeeding~~ annual meeting of stockholders ~~after~~held in the year following the year of their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (b) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

Section 3.    Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and in the event that there is only one director remaining in office, by such sole remaining director, and directors so chosen shall hold office ~~for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires and~~ until such director’s successor shall have been duly elected and qualified and, if the Board of Directors at such time is classified, for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been appointed expires.

2019 RYAM PROXY STATEMENT	A-1

APPENDIX A PROPOSED AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

Section 4.    Removal. ~~Subject~~ Except as provided in the subsequent sentence and subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time ~~but only for~~, with or without cause, but only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class. Notwithstanding the immediately preceding sentence, subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, until the 2022 annual meeting of the stockholders, a director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the Voting Stock, voting together as a single class.

A-2

APPENDIX B PROPOSED AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING PROVISIONS

Appendix B

Proposed Amendment to Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provisions

Text of proposed amendment to the Company’s Certificate of Incorporation (deletions are indicated by strikeouts and additions are indicated by double-underlining):

AMEND SECTION 4 OF ARTICLE VI AS FOLLOWS:

Section 4.    Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time but only for cause by the affirmative vote of the holders of at least ~~eighty percent (80%)~~a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.

AMEND ARTICLE XIII AS FOLLOWS:

~~In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware as they presently exist or may hereafter be amended, subject to any limitations contained elsewhere in this Amended and Restated Certificate of Incorporation, the Corporation may from time to time alter, amend, repeal or adopt, in whole or in part, any provisions of this Amended and Restated Certificate of Incorporation; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any provision inconsistent with, Section 3 of Article IV, Article VI, Article VII, Article X or this Article XIII of this Amended and Restated Certificate of Incorporation (in each case, as in effect on the date hereof), or the alteration, amendment or repeal of, or the adoption of any provision inconsistent with this sentence, may only be made by the affirmative vote of shares representing not less than eighty percent (80%) of the voting power of all of the Voting Stock, voting together as a single class.~~

The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

2019 RYAM PROXY STATEMENT	B-1

APPENDIX C PEER GROUPS

Appendix C

Peer Groups

General Industry Peer Group – Overall Senior Executive Compensation

General Industry – 749 comparably sized, publicly-traded manufacturing companies with revenues of $1B to $6B

Peer Group List for TSR Modifier Calculation for Equity Incentive PSUs

AK Steel Holding Corp

Albemarle Corp

Allegheny Technologies Inc

AptarGroup Inc.

Avery Dennison Corp

Bemis Co Inc

Boise Cascade Co

Cabot Corp

Calgon Carbon Corp

Carpenter Technology Corp

Century Aluminum Co

Clearwater Paper Corp

Cliffs Natural Resources Inc

Commercial Metals Co

Compass Minerals International Inc.

Domtar Corp

Eagle Materials Inc

Glatfelter

Greif Inc.

H.B. Fuller Co.

Innophos Holdings Inc

Kaiser Aluminum Corp

KapStone Paper & Packaging Corp

Koppers Holdings Inc

Kraton Performance Polymers Inc

Louisiana-Pacific Corp

LSB Industries Inc

Materion Corp

Minerals Technologies Inc.

Myers Industries Inc.

Neenah Paper Inc

Olin Corp

Owens-Illinois Inc.

PolyOne Corp

Quaker Chemical Corp

Reliance Steel & Aluminum Co

Schulman (A.) Inc

Schweitzer-Mauduit Intl Inc

Scotts Miracle-Gro Company (The)

Sensient Technologies Corp

Silgan Holdings Inc

Sonoco Products Co

Steel Dynamics Inc

Stepan Co

SunCoke Energy Inc

TimkenSteel Corp

Tredegar Corp

United States Steel Corp

Worthington Industries Inc.

Specialty Chemical Peer Group – Overall NEO Compensation

A. Schulman, Inc.

Ferro Corporation

H.B. Fuller Company

Innophos Holdings, Inc.

Kraton Corporation

Minerals Technologies Inc.

P. H. Glatfelter Company

PolyOne Corporation

Quaker Chemical Corporation

Sensient Technologies Corporation

Stepan Company

Tronox Limited

2019 RYAM PROXY STATEMENT	C-1

APPENDIX D RAYONIER ADVANCED MATERIALS INC. AUDIT COMMITTEE POLICIES AND PROCEDURES

Appendix D

Rayonier Advanced Materials Inc.

Audit Committee Policies and Procedures

PRE-APPROVAL OF SERVICES PROVIDED BY THE INDEPENDENT AUDITOR

To ensure the Audit Committee (the “Committee”) approves all services to be provided by the Company’s independent auditors and maintains appropriate oversight, the following policies and procedures have been established.

Policies and Procedures

1.	The Committee will approve the fees for the annual audit of the Company’s financial statements and reviews of quarterly financial statements.

2.

The Committee will also approve at one of its regularly scheduled meetings an annual plan of all permissible services to be provided by the independent auditors as well as unanticipated projects that arise.

3.

When the timing of the services does not allow for pre-approval in regularly scheduled Committee meetings, the Chairman of the Committee (or another member of the Committee so designated) may approve any audit or allowable non-audit services provided that such approved services are reported to the full Committee at the next regularly scheduled meeting. Approval must be received prior to commencement of the service, unless the service is one of the specific services listed below (see No. 4) that is permitted to be performed on a pre-approval basis.

4.	The following audit-related services are pre-approved as they become required and need commencement before notifying the Chairman:

a.	Required audits of wholly-owned subsidiaries of the Company,

b.	Consent letters,

c.	Audits of statutory financial statements in countries where audited financial statements must be filed with government bodies,

d.	Annual audits of the Company’s defined benefit and savings plans,

e.	Agreed-upon procedures or other special report engagements performed in connection with requirements under debt agreements or environmental laws, and

f.	Subscription services for technical accounting resources and updates.

This pre-approval (prior to notifying the Committee) is for audit services or allowable audit-related services engagements for which fees are less than $10,000.

Any services performed in these pre-approved services categories that were not anticipated will be reported to the Committee at the next regularly scheduled meeting after commencement of the services. The requirements, scope and objectives of the service as well as estimated fees and timing will be reported to the Committee.

Any other services, such as for tax services unrelated to the audit, will require the explicit approval of the Chairman or the Committee prior to engaging the independent auditor.

2019 RYAM PROXY STATEMENT	D-1

APPENDIX E NON-GAAP FINANCIAL MEASURES

Appendix E

Non-GAAP Financial Measures

This Proxy Statement contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Free Cash Flows, Adjusted Net Income and Adjusted Net Debt. These non-GAAP measures are reconciled to each of their respective most directly comparable GAAP financial measures on this Appendix E. We believe these non-GAAP measures provide useful information to our board of directors, management and investors, and our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider these non-GAAP measures an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they may exclude significant expenses and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expenses and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management provides reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures. Non-GAAP financial measures should not be relied upon, in whole or part, in evaluating the financial condition, results of operations or future prospects of the Company.

RAYONIER ADVANCED MATERIALS INC.

RECONCILIATION OF NON-GAAP MEASURES

DECEMBER 31, 2018 (UNAUDITED)

(in millions)

EBITDA AND ADJUSTED EBITDA BY SEGMENT (A):	THREE MONTHS ENDED DECEMBER 31, 2018
	FOREST PRODUCTS	PULP	PAPER	HIGH PURITY CELLULOSE	CORPORATE & OTHER	TOTAL
Net Income	$(13)	$20	$10	$20	$(24)	$13
Depreciation and amortization	2	1	4	34	-	41
Interest expense, net	-	-	-	-	15	15
Income tax expense	-	-	-	-	4	4
EBITDA	(11)	21	14	54	(5)	73
Gain on bargain purchase	2	-	-	8	(10)	-
Adjusted EBITDA	$(9)	$21	$14	$62	$(15)	$73

2019 RYAM PROXY STATEMENT	E-1

APPENDIX E NON-GAAP FINANCIAL MEASURES

RAYONIER ADVANCED MATERIALS INC.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

DECEMBER 31, 2018 (UNAUDITED)

(in millions)

	THREE MONTHS ENDED DECEMBER 31, 2017
	FOREST PRODUCTS	PULP	PAPER	HIGH PURITY CELLULOSE	CORPORATE & OTHER	TOTAL
Net Income	$-	$4	$-	$24	$267	$295
Depreciation and amortization	1	-	2	29	-	32
Interest expense, net	-	-	-	-	13	13
Income tax expense	-	-	-	-	2	2
EBITDA	1	4	2	53	282	342
Acquisition related costs	-	-	-	-	21	21
Inventory write-up to fair value	5	6	6	6	-	23
Gain on bargain purchase	-	-	-	-	(317)	(317)
Gain on derivative instrument	-	-	-	-	8	8
Adjusted EBITDA	$6	$10	$8	$59	$(6)	$77

EBITDA AND ADJUSTED EBITDA BY SEGMENT (A):	TWELVE MONTHS ENDED DECEMBER 31, 2018
	FOREST PRODUCTS	PULP	PAPER	HIGH PURITY CELLULOSE	CORPORATE & OTHER	TOTAL
Net Income	$22	$96	$40	$118	$(148)	$128
Depreciation and amortization	7	4	18	119	-	148
Interest expense, net	-	-	-	-	60	60
Income tax expense	-	-	-	-	44	44
EBITDA	29	100	58	237	(44)	380
Gain on bargain purchase	2	-	-	(2)	(20)	(20)
Severance expense	-	-	-	-	4	4
Adjusted EBITDA	$31	$100	$58	$235	$(60)	$364

	TWELVE MONTHS ENDED DECEMBER 31, 2017
	FOREST PRODUCTS	PULP	PAPER	HIGH PURITY CELLULOSE	CORPORATE & OTHER	TOTAL
Net Income	$-	$4	$-	$117	$204	$325
Depreciation and amortization	1	1	2	93	-	97
Interest expense, net	-	-	-	-	38	38
Income tax expense	-	-	-	-	20	20
EBITDA	1	5	2	210	262	480
Acquisition related costs	-	-	-	-	34	34
Inventory write-up to fair value	5	6	6	6	-	23
Gain on bargain purchase	-	-	-	-	(317)	(317)
Gain on derivative instrument	-	-	-	-	(8)	(8)
Adjusted EBITDA	$6	$11	$8	$216	$(29)	$212

(a)

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP measure used by our Chief Operating Decision Maker, existing stockholders and potential stockholders to measure how the Company is performing relative to the assets under management. Adjusted EBITDA is defined as EBITDA adjusted for items management believes do not represent core operations. Management believes this measure is useful to evaluate the Company’s performance.

E-2

APPENDIX E NON-GAAP FINANCIAL MEASURES

RAYONIER ADVANCED MATERIALS INC.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

DECEMBER 31, 2018 (UNAUDITED)

(millions of dollars, except per share information)

	TWELVE MONTHS ENDED
ADJUSTED FREE CASH FLOWS (A):	DECEMBER 31, 2018	DECEMBER 31, 2017
Cash provided by operating activities	$247	$130
Capital expenditures	(95)	(65)
Adjusted Free Cash Flows	$152	$65

(a)

Adjusted Free Cash Flows is defined as cash provided by operating activities adjusted for capital expenditures excluding strategic capital. Adjusted Free Cash Flows is a non-GAAP measure of cash generated during a period which is available for dividend distribution, debt reduction, strategic acquisitions and repurchase of our common stock. Adjusted free cash flows is not necessarily indicative of the Adjusted Free Cash Flows that may be generated in future periods.

ADJUSTED NET DEBT (A):	DECEMBER 31, 2018	DECEMBER 31, 2017
Current maturities of long-term debt	$15	$9
Long-term debt & capital lease obligation	1,173	1,232
Total debt	1,188	1,241
Original issue discount, premiums and debt issuance costs	5	5
Cash and cash equivalents	(109)	(96)
Adjusted Net Debt	$1,084	$1,150

(a)

Adjusted Net Debt is defined as the amount of debt after the consideration of the original issue discount, premiums, and debt issuance costs, less cash. Adjusted Net Debt is a non-GAAP measure of debt and is not necessarily indicative of the adjusted net debt that may occur in future periods.

2019 RYAM PROXY STATEMENT	E-3

APPENDIX E NON-GAAP FINANCIAL MEASURES

RAYONIER ADVANCED MATERIALS INC.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

DECEMBER 31, 2018 (UNAUDITED)

(millions of dollars, except per share information)

	THREE MONTHS ENDED						TWELVE MONTHS ENDED
	DECEMBER 31, 2018		SEPTEMBER 29, 2018		DECEMBER 31, 2017		DECEMBER 31, 2018		DECEMBER 31, 2017
ADJUSTED OPERATING INCOME AND ADJUSTED NET INCOME (A):	$	PER DILUTED SHARE	$	PER DILUTED SHARE	$	PER DILUTED SHARE	$	PER DILUTED SHARE	$	PER DILUTED SHARE
Operating Income (b)	$29		$56		$1		$198		$61
Severance expense	-		4		-		4		-
Acquisition related costs	-		-		21		-		34
Inventory write-up to fair value	-		-		23		-		23
Adjusted Operating Income (b)	$29		$60		$45		$201		$118
Net Income	$13	$0.18	$38	$0.60	$295	$5.01	$128	$1.96	$325	$5.81
Severance expense	-	-	4	0.06	-	-	4	0.06	-	-
Gain on bargain purchase	-	0.01	(6)	(0.10)	(317)	(5.37)	(20)	(0.32)	(317)	(5.66)
Acquisition related costs	-	-	-	-	21	0.36	-	-	34	0.61
Inventory write-up to fair value	-	-	-	-	23	0.39	-	-	23	0.41
Loss (gain) on derivative instrument	-	-	-	-	8	0.14	-	-	(8)	(0.14)
U.S. tax reform impact	-	-	-	-	11	0.19	-	-	11	0.20
Tax effects of adjustments	-	-	(1)	(0.02)	(12)	(0.22)	(1)	(0.01)	(11)	(0.21)
Dilutive impact of Preferred Stock	-	-	-	-	-	-	-	-	-	(0.05)
Adjusted Net Income	$13	$0.19	$35	$0.54	$29	$0.50	$111	$1.69	$57	$0.97

(a)

Adjusted Operating Income is defined as operating income adjusted for severance expense, acquisition related costs and fair market valuation of inventory. Adjusted Net Income is defined as net income adjusted net of tax for gain on bargain purchase, acquisition related costs, severance expense, fair market valuation of inventory, U.S. tax reform impact, and loss (gain) on derivative. Adjusted Operating Income and Adjusted Net Income are not necessarily indicative of results that may be generated in future periods.

(b)

Operating income increased by $1 million and $4 million during the three and twelve months ended December 31, 2017, respectively, from the impact of retrospectively adopting ASU No. 2017-07, Compensation-Retirement Benefits, on January 1, 2018. The impact was recorded as a decrease in cost of sales with the corresponding offset to interest income and other, net. There was no change to the previously reported net income.

E-4

APPENDIX F QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Appendix F

Questions and Answers About the Annual Meeting

Q: WHAT AM I VOTING ON?

A: You are being asked by the Company to vote on five matters: (1) the election of three Class II directors: C. David Brown II, Thomas I. Morgan and Lisa M. Palumbo (information about each nominee is included in the Information on the Nominees for Election to the Board of Directors section); (2) approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the board of directors (information can be found in Proposal 2); (3) approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions (information can be found in Proposal 3); (4) approval, in a non-binding vote, of the compensation of our named executive officers as disclosed in this Proxy Statement (referred to herein as Say on Pay, information can be found in Proposal 4); and (5) ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2019 (information can be found in Proposal 5). The Board of Directors recommends that you vote “FOR” each of the director nominees listed above and “FOR” each of the other proposals.

Q: WHO IS ENTITLED TO VOTE?

A: The record holder of each of the 49,798,727 shares of Rayonier Advanced Materials common stock (Common Stock) outstanding at the close of business on March 22, 2019 is entitled to one vote for each share of stock owned.

Q: HOW DO I VOTE?

A: You can vote in any one of the following ways:

You can vote on the Internet by following the Vote by Internet instructions on your Notice of Internet Availability (Internet Notice) or proxy card.

You can vote by telephone by following the Vote by Phone instructions on the www.ProxyVote.com website referred to in the Internet Notice, or, if you receive hard copies of the proxy solicitation materials, by following the Vote by Phone instructions referred to in your proxy card.

If you receive hard copies of the proxy solicitation materials, you can vote by mail by signing and dating your proxy card and mailing it in the provided prepaid envelope. If you mark your voting instructions on the proxy card, your stock will be voted as you instruct. If you return a signed and dated card but do not provide voting instructions, your stock will be voted in accordance with the recommendations of the Board of Directors.

You can vote in person at the Annual Meeting by delivering a completed proxy card or by completing a ballot available upon request at the meeting. However, if you hold your stock in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your broker, bank or other holder of record in order to vote at the meeting.

Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.

Q: HOW DO I VOTE STOCK THAT I HOLD THROUGH AN EMPLOYEE BENEFIT PLAN SPONSORED BY THE COMPANY?

A: If you hold Common Stock of the Company through any of the following employee benefit plans, you can vote them by following the instructions above:

Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees

Rayonier Advanced Materials Inc. Jesup Plant Savings Plan for Hourly Employees

Rayonier Advanced Materials Inc. Fernandina Plant Savings Plan for Hourly Employees

2019 RYAM PROXY STATEMENT	F-1

APPENDIX F QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Note that if you do not vote your stock held in any of these Company employee benefit plans or do not specify your voting instructions on your proxy card, the trustee of the employee benefit plans will vote your plan stock in the same proportion as the stock for which voting instructions have been received. To allow sufficient time for voting by the trustee, your voting instructions for stock held in the above employee benefit plans must be received by May 15, 2019.

Q: WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?

A: To attend the Annual Meeting, you will need to bring (1) proof of ownership of Common Stock as of the record date, which is the close of business on March 22, 2019 and (2) a valid government-issued photo identification. If you are a stockholder of record, proof of ownership can include your proxy card or the Internet Notice. If your stock is held in the name of a broker, bank or other holder of record, you must present proof of your beneficial ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your stock at the Annual Meeting) or a bank or brokerage account statement (in which case you will not be able to vote your stock at the Annual Meeting), reflecting your ownership of Common Stock as of the record date. If you do not have proof of ownership together with a valid picture identification, you will not be admitted to the meeting.

Admission to the Annual Meeting is limited to stockholders as of the record date and one immediate family member; one individual properly designated as a stockholder’s authorized proxy holder; or one qualified representative authorized to present a stockholder proposal properly before the meeting.

No cameras, recording equipment, large bags, briefcases, or packages will be permitted in the Annual Meeting. The Company may implement additional security procedures to ensure the safety of the meeting attendees.

Q: IS MY VOTE CONFIDENTIAL?

A: Proxy cards, ballots and reports of Internet and telephone voting results that identify individual stockholders are mailed or returned directly to Broadridge Financial Services, Inc. (Broadridge), our

vote tabulator, and handled in a manner that protects your privacy. Your vote will not be disclosed except:

as needed to permit Broadridge and our inspector of elections to tabulate and certify the vote;

as required by law;

if we determine that a genuine dispute exists as to the accuracy or authenticity of a proxy, ballot or vote; or

in the event of a proxy contest where all parties to the contest do not agree to follow our confidentiality policy.

Q: WHAT STOCK IS COVERED BY MY INTERNET NOTICE OR PROXY CARD?

A: You should have been provided an Internet Notice or proxy card for each account in which you own Common Stock either:

directly with Computershare, our transfer agent, as a stockholder of record, which includes stock purchased through any of our employee benefit plans; or

indirectly through a broker, bank or other holder of record.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR PROXY CARD?

A: It means that you have multiple accounts in which you own Common Stock. Please vote all stock in each account for which you receive an Internet Notice or proxy card to ensure that all your stock is voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is Computershare. All communications concerning stock you hold in your name, including address changes, name changes, requests to transfer stock and similar issues, can be handled by making a toll-free call to Computershare at 1-866-246-0322. From outside the U.S. you may call Computershare at 201-680-6578.

Q: HOW CAN I CHANGE MY VOTE?

A: You can revoke your proxy and change your vote by:

voting on the Internet or by telephone before 11:59 p.m. Eastern Daylight Time on the day before the Annual Meeting or, for employee benefit plan stock, the cut off date noted above (only your most recent Internet or telephone proxy is counted);

F-2

APPENDIX F QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

signing and submitting another proxy card with a later date at any time before the polls close at the Annual Meeting;

giving timely written notice of revocation of your proxy to our Corporate Secretary at 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida 32207; or

voting again in person before the polls close at the Annual Meeting.

Q: HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A: In order to conduct the Annual Meeting, a majority of the Common Stock outstanding as of the close of business on March 22, 2019 must be present, either in person or represented by proxy. All stock voted pursuant to properly submitted proxies and ballots, as well as abstentions and stock voted on a discretionary basis by banks or brokers in the absence of voting instructions from their customers, will be counted as present and entitled to vote for purposes of satisfying this requirement.

Q: HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A: The affirmative vote of a majority of the votes cast with respect to each nominee at the Annual Meeting is required to elect that nominee as a director. For this proposal, a majority of the votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” a nominee. Abstentions will therefore not affect the outcome of director elections.

Please note that under NYSE rules, banks and brokers are not permitted to vote the uninstructed stock of their customers on a discretionary basis (referred to as broker non-votes) in the election of directors. As a result, if you hold your stock through an account with a bank or broker and you do not instruct your bank or broker how to vote your stock in the election of directors, no votes will be cast on your behalf in the election of directors. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the election of directors.

Q: HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS?

A: The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the board of directors will be approved if holders of 80 percent of the outstanding shares of stock entitled to vote at the Annual Meeting cast votes “FOR” the proposal. Abstentions will not count as votes cast and therefore will not affect the outcome.

Banks and brokers are not permitted to vote uninstructed stock for any Company proposals relating to a Board declassification proposal. As a result, if you hold your stock through an account with a bank or broker and you do not instruct your bank or broker how to vote your stock on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have the same effect as a vote against the proposed amendment, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q: HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING PROVISIONS?

A: The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to remove the supermajority voting provisions will be approved if holders of 80 percent of the outstanding shares of stock entitled to vote at the Annual Meeting cast votes “FOR” the proposal. Abstentions will not count as votes cast and therefore will not affect the outcome.

Banks and brokers are not permitted to vote uninstructed stock for any Company proposals relating to removal of supermajority voting provisions. As a result, if you hold your stock through an account with a bank or broker and you do not instruct your bank or broker how to vote your stock on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have the same effect as a vote against the proposed amendment, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

2019 RYAM PROXY STATEMENT	F-3

APPENDIX F QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: HOW MANY VOTES ARE NEEDED TO APPROVE THE “SAY ON PAY” PROPOSAL?

A: The affirmative vote of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval, on an advisory basis, of the Say on Pay proposal.    Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of the proposal.

Banks and brokers are not permitted to vote uninstructed stock for any Company proposals relating to executive compensation. As a result, if you hold your stock through an account with a bank or broker and you do not instruct your bank or broker how to vote your stock on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q: HOW MANY VOTES ARE NEEDED TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

A: The affirmative vote of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of the Company’s independent registered public accounting firm. Abstentions will have the same effect as a vote “AGAINST” this proposal. Any broker non-votes will have no effect on the ratification of the appointment of our independent registered public accounting firm; however, because brokers, banks and other nominees are permitted under NYSE rules to vote on this routine proposal even if such broker, bank or other nominee does not receive voting instructions, we do not expect broker non-votes on this routine proposal.

Q: WILL ANY OTHER MATTERS BE VOTED ON?

A: We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the Internet Notice or proxy card is legally and properly brought before the Annual Meeting, the persons named as proxies in our proxy materials intend to vote the shares for which we have received proxies in accordance with their best judgment. Under the Company’s bylaws, all stockholder proposals must have been received by December 7, 2018 to be considered for inclusion in this Proxy Statement, and all other stockholder proposals and director nominations must have been received between January 22, 2019 and February 21, 2019 to be otherwise properly brought before the Annual Meeting. We have not received any stockholder proposals or director nominations from stockholders to be acted upon at the Annual Meeting.

Q: WHO WILL COUNT THE VOTES?

A: Representatives of Broadridge will count the votes, however submitted. A Company representative will act as inspector of elections.

Q: HOW WILL I LEARN THE RESULTS OF THE VOTING?

A: We intend to announce the preliminary voting results of the proposals at the Annual Meeting and to disclose final voting results in a Form 8-K to be filed with the SEC no later than four business days following the Annual Meeting (or, if final results are not available at the time, within four business days of the date on which final results become available).

Q: WHO PAYS THE COST OF THIS PROXY SOLICITATION?

A: The Company pays the costs of soliciting proxies and has retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support. For these services, the Company will pay The Proxy Advisory Group, LLC a services fee and reimbursement of customary expenses, which are not expected to exceed $30,000 in the aggregate. The Company will also reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of the Common Stock. Additionally, directors, officers and employees may solicit proxies on behalf of the Company by mail, telephone, facsimile, email and personal solicitation. Directors, officers and employees will not be paid additional compensation for such services.

Q: WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS DUE?

A: For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the

F-4

APPENDIX F QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

2020 Annual Meeting of Stockholders (the 2020 Annual Meeting), the Company’s Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on December 10, 2019. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. The submission of a proposal in accordance with these requirements does not guarantee we will include the proposal in our Proxy Statement or on our proxy card. Proposals should be addressed to:

Corporate Secretary

Rayonier Advanced Materials Inc.

1301 Riverplace Boulevard, Suite 2300

Jacksonville, Florida 32207

For a stockholder proposal (including a director nomination) to be properly brought before the stockholders at the 2020 Annual Meeting outside of the Company’s Proxy Statement, the stockholder must comply with the requirements of the Company’s bylaws and give timely notice in accordance with such bylaws, which, in general, require the notice be received by the Corporate Secretary: (i) no earlier than the close of business on January 21, 2020; and (ii) no later than the close of business on February 20, 2020.

If the date of the 2020 Annual Meeting is moved more than 30 days before or more than 60 days after May 20, 2020, then notice of a stockholder proposal that is not intended to be included in the Company’s Proxy Statement must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of: (a) 90 days prior to the meeting; or (b) if the first public announcement of the date of the 2020 Annual Meeting is less than 100 days prior to the date of such meeting, 10 days after public announcement of the meeting date.

We strongly encourage any stockholder interested in submitting a proposal for the 2020 Annual Meeting to contact our Corporate Secretary at (904) 357-4600 prior to submission in order to discuss the proposal.

2019 RYAM PROXY STATEMENT	F-5

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/19/2019 for shares held directly and by 11:59 P.M. ET on 05/15/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/19/2019 for shares held directly and by 11:59 P.M. ET on 05/15/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. RAYONIER ADVANCED MATERIALS INC 1301 RIVERPLACE BLVD Suite 2300 JACKSONVILLE, FL 32207 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 SHARES CONTROL # NAME THE COMPANY NAME INC.—COMMON 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345 THE COMPANY NAME INC.—401 K 123,456,789,012.12345 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1A C. David Brown, II 0 0 0 1B Thomas I. Morgan 0 0 0 1C Lisa M. Palumbo 0 0 0 The Board of Directors recommends you vote FOR NOTE: Properly executed proxies will be voted in proposals 2, 3, 4 and 5. For Against Abstain the manner instructed herein, or if no instruction is provided, then the proxy will be voted “For” all 2 Approval of an amendment to the Company’s 0 0 0 nominees and “For” Proposals 2, 3, 4 and 5. The Amended and Restated Certificate of named proxies are also authorized, in their Incorporation to declassify the Board of discretion, to consider and act upon such other Directors business as may properly come before the meeting or any adjournment thereof. 3 Approval of an amendment to the Company’s 0 0 0 Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions 4 Advisory approval of the compensation of our 0 0 0 named executive officers as disclosed in our Proxy Statement For Against Abstain 5 Ratification of the appointment of Grant 0 0 0 Thornton LLP as the independent registered public accounting firm for the Company Yes No HOUSEHOLDING ELECTION—Please indicate if you 0 0 Please sign exactly as your name(s) appear(s) hereon where indicated below, consent to receive certain future investor including any joint owners. If signing as an attorney, executor, communications in a single package per household. administrator or other fiduciary, please give your full title. If signing as an entity, please have an authorized signatory sign in full corporate or partnership name. 0000410965_1 R1.0.1.18 SHARES CUSIP # SEQUENCE # 02 0000000000 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com RAYONIER ADVANCED MATERIALS INC Annual Meeting of Stockholders May 20, 2019 4:00 PM This proxy is solicited by the Board of Directors By signing this card, I (we) hereby (i) authorize PAUL G. BOYNTON, MICHAEL R. HERMAN and FRANK A. RUPERTO, or any of them, each with full power to appoint his substitute, to vote as Proxy for me (us), and (ii) direct Reliance Trust Company, Trustee under the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees, Rayonier Advanced Materials Inc. Jesup Plant Savings Plan for Hourly Employees, and Rayonier Advanced Materials Inc. Fernandina Plant Savings Plan for Hourly Employees, to vote in person or by proxy all shares of Common Stock of Rayonier Advanced Materials Inc. allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which properly come before the Annual Meeting of Stockholders of Rayonier Advanced Materials Inc. to be held at The DoubleTree Hotel, 1201 Riverplace Boulevard, Jacksonville, Florida on Monday, May 20, 2019 at 4:00 p.m., Eastern Daylight Time, or at any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or at any adjournment thereof. The stock represented by this proxy when properly executed by the Stockholder(s) will be voted in the manner directed herein. If no direction is properly made, this proxy will be voted “For” all nominees and “For” Proposals 2, 3, 4, and 5. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. YOU MAY VOTE BY INTERNET OR PHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued, and to be signed and dated, on reverse side.) 0000410965_2 R1.0.1.18